RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of July, 2006, by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (“Thornburg” or the “Seller”), WELLS FARGO BANK, N.A., as servicer (the “Servicer”) and THORNBURG MORTGAGE SECURITIES TRUST 2006-4 (the “Trust”), and acknowledged by WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”), recites and provides as follows:

RECITALS

WHEREAS, the Seller has conveyed certain mortgage loans identified on Schedule I hereto (the “Mortgage Loans”) to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Mortgage Loans to the Thornburg Mortgage Securities Trust 2006-4 (the “Trust”), under a trust agreement dated as of July 1, 2006 (the “Trust Agreement”), among LaSalle Bank National Association, as Trustee (the “Trustee”), the Master Servicer, SASCO, as seller (referred to herein as the “Depositor”), Wilmington Trust Company, as Delaware trustee, Wells Fargo Bank, N.A., as securities administrator and the Seller.

WHEREAS, the Mortgage Loans are currently being serviced by the Servicer pursuant to a Second Amended and Restated Master Seller’s Warranties and Servicing Agreement between Bank of America, National Association (“Bank of America”) and the Servicer dated as of May 1, 2006 (the “Master Servicing Agreement”), a copy of which is attached hereto as Exhibit B;

WHEREAS, the Seller, Bank of America, and the Servicer entered into an Assignment, Assumption and Recognition Agreement dated July 25, 2006 (the “AAR”), pursuant to which, among otqher things, the Seller purchased the Mortgage Loans from Bank of America and the Servicer agreed to service and administer the Mortgage Loans in accordance with the terms of the Master Servicing Agreement, as modified by the AAR (collectively the “Servicing Agreement”), a copy of which is attached hereto as Exhibit C;

WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so in accordance with the Servicing Agreement as modified in the attached Exhibit A;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under this Agreement;

WHEREAS, the Seller and the Servicer desire that the provisions of the Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a “Reconstitution Agreement” as defined under the Servicing Agreement which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto, shall have the meanings ascribed to such terms in the Servicing Agreement.

2. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

3. Servicer. From and after the date hereof (the “Closing Date”), the Servicer shall and does hereby recognize that the Seller will transfer the Mortgage Loans and assign its rights under the Servicing Agreement to SASCO and that SASCO will thereafter transfer the Mortgage Loans and assign its rights under the Servicing Agreement and this Agreement to the Trust. The Servicer acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Servicer shall look solely to the Trust for performance of any obligations of the Seller insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and, with respect to the servicing of the Mortgage Loans, the Master Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Seller insofar as they relate to the Mortgage Loans, under the Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 2.03 of the Master Servicing Agreement, and shall be entitled to enforce all of the obligations of the Servicer thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Servicer) under the Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust. Neither the Servicer nor the Seller shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Servicer’s performance under the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Master Servicer.

4. Notwithstanding any statement to the contrary in Section 3 above, the Seller shall and does hereby acknowledge that the indemnification provisions set forth in Sections 3.03, 8.01 and 9.01(f) of the Master Servicing Agreement shall be available to and for the benefit of the Seller, SASCO and the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf).

5. The Servicer hereby acknowledges that Wells Fargo Bank, N.A. has been appointed as the master servicer of the Mortgage Loans pursuant to the Trust Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Servicing Agreement. Such rights will include, without limitation, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an Event of Default thereunder, the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreement, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer. All assessments, reports and certifications required to be delivered by the Servicer under this Agreement and the Servicing Agreement shall include the Master Servicer as an addressee, and the Master Servicer shall be entitled to rely on all such assessments, reports and certifications.

6. Representations. The Servicer shall not be obligated or required to make any further representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates pursuant thereto. The Servicer does hereby make the representations made in Section 3.01 of the Master Servicing Agreement as of the Closing Date.

7. Notices. All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent. All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Master Servicing Department, Thornburg 2006-4
Telephone: (410) 884-2000
Telecopier: (410) 715-2380

All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A.
ABA# 121-000-248
Account Name: SAS Clearing
Account No. 3970771416
FFC: 50934700, Thornburg 2006-4

All notices and other written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention: Thornburg 2006-4
Telephone: (312) 992-1743
Facsimile: (312) 904-1368

All notices and other written information required to be delivered to the Seller hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc.
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: Deborah Burns (Thornburg 2006-4)
Telephone: (505) 954-5315
Facsimile: (505) 989-8156

All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: John B. Brown, MAC X2401-042
Fax: 515-213-7121

with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel MAC X2401-06T

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WHICH SHALL APPLY HERETO.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

10. Reconstitution. The Seller and the Servicer agree that this Agreement is a “Reconstitution Agreement” and that the date hereof is the “Reconstitution Date,” each as defined in the Servicing Agreement.

11. REMIC Status. The Servicer is hereby notified, and the Servicer hereby acknowledges such notice, that the Mortgage Loans will be held in a securitization pursuant to which a REMIC election will be made.

12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by LaSalle Bank National Association (“LaSalle Bank”), not individually or personally but solely as the Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trustee are made and intended not as personal representations, undertakings and agreements by LaSalle Bank but are made and intended for the purpose of binding on the Trust, (c) nothing herein contained shall be construed as creating any liability on LaSalle Bank, individually or personally, to perform any covenant either expressly or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall LaSalle Bank be personally liable for payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

Executed as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC., as Seller

By: /s/ Deborah J. Burns
Deborah J. Burns
Senior Vice President

WELLS FARGO BANK, N.A., as Servicer

By: /s/ Patrick Greene
Name: Patrick Greene
Title: Senior Vice President

THORNBURG MORTGAGE SECURITIES TRUST 2006-4

BY:   LASALLE BANK NATIONAL
     ASSOCIATION, not in its individual
 capacity, but solely as Trustee on behalf of
 the Trust

By: /s/ Rita Lopez
Name: Rita Lopez
Title: Vice President

Acknowledged By:

WELLS FARGO BANK, N.A.
as Master Servicer

By: /s/ Peter J. Masterman
Name: Peter Masterman
Title: Vice President

EXHIBIT A

Modifications to the Servicing Agreement

1. The definition of “Business Day” in Article I is hereby amended to read as follows:

Business Day: Any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of California, Delaware, New York, Maryland, Minnesota, or Iowa are authorized or obligated by law or executive order to be closed.

2. The definition of “Qualified Substitute Mortgage Loan” in Article I is hereby amended by the addition of the following language at the end of the first sentence thereof:

and (xii) qualify as a Qualified Substitute Mortgage Loan under the Trust Agreement.

3. The definition of “Repurchase Price” in Article I is hereby amended to read as follows:

Repurchase Price. Unless agreed otherwise by the Purchaser and the Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

4. A new definition of “Document Transfer Event” is hereby added to Article I to read as follow:

Document Transfer Event. The day on which (i) Wells Fargo Bank, N.A. or any successor thereto is no longer the servicer of any of the Mortgage Loans, (ii) the senior, unsecured long-term debt rating of Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A., is less than “BBB-” by Fitch Ratings or (iii) any Rating Agency requires the Company to deliver the Retained Mortgage Files (as defined in the Sale Agreement) to the Custodian.

5. Section 4.01 (Company to Act as Servicer) is modified to add the following at the end of the second paragraph:

“Further, with respect to any permitted modification, the Company shall determine, in consultation with counsel, that such a change would not be treated as a “significant modification” that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by a REMIC or grantor trust.”

6. Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended by deleting the language “Bank of America, National Association, its successors or assigns, and/or subsequent purchasers of Mortgage Loans - P&I” at the end of the first sentence in the first paragraph and replacing it with the phrase “Thornburg Mortgage Securities Trust 2006-4.”

7. Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by deleting clause (vii) and replacing it with the following:

“(vii) to reimburse itself for any Monthly Advances, Servicing Advances and REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;”

8. Section 4.06 (Establishment of Deposits to Escrow Accounts) is hereby amended by deleting the phrase “Bank of America, National Association, its successors and assigns, and/or subsequent purchasers of Residential Mortgage Loans and various Mortgagers - T&I” at the end of the first sentence of the first paragraph, and replacing it with the phrase “Thornburg Mortgage Securities Trust 2006-4.”

9. Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by:

(i) deleting the first paragraph and replacing it with the following:

“In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust.”

(ii) deleting the second paragraph in its entirety;

(iii) deleting the phrase “In the event the Purchaser does not elect to manage an REO Property, “ from the third paragraph (before the amendment made by (ii) above).

10. Section 4.30 (Delivery of Retained File) is added to the Master Servicing Agreement to read as follows:

Within 60 days of the occurrence of a Document Transfer Event, the Company shall deliver to the Trustee or any other party per written instructions from the Trustee, the additional documents from its Retained Mortgage File (as defined in the Sale Agreement).

11. Section 5.01 (Remittances) is hereby amended by deleting the first and second use of the phrase “Business Day” in the second paragraph and replacing it with the phrase “Remittance Date.”

12. Section 12.01 (Successor to Company) is hereby amended by:

(i) replacing the words “Prior to” with the word “Upon” in the first line of the first paragraph thereto;

(ii) adding the phrase “, in accordance with the Trust Agreement,” after the word “shall” in the second line of the first paragraph thereto; and

(iii) adding the following sentence immediately after the first sentence of the first paragraph:

Any successor to the Company shall be subject to the approval of the Master Servicer and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

(iv) adding the following paragraph after the fourth paragraph thereof:

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing due to an Event of Default under Section 10.01, including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Company hereunder, or of transferring the Mortgage Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Company from its own funds without reimbursement.

13. New Section 12.21 (Intended Third Party Beneficiaries) is added to the Servicing Agreement to read as follows:

Section 12.21. Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, on behalf of the Trust, receive the benefit of the provisions of this Agreement as intended third party beneficiary of this Agreement to the extent of such provisions. The Company shall have the same obligations to the Trustee as if it were a party to this Agreement, and the Trustee, on behalf of the Trust, shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. The Company shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust pursuant to the Trust Agreement.

EXHIBIT B

Master Servicing Agreement

EXHIBIT C

Assignment, Assumption and Recognition

SCHEDULE I

Mortgage Loan Schedule

(delivered to the Trustee in electronic format)

EXECUTION COPY
5/19/06

BANK OF AMERICA, NATIONAL ASSOCIATION

Purchaser

and

WELLS FARGO BANK, N.A.

Company

Dated as of May 1, 2006

Fixed Rate and Adjustable Rate Mortgage Loans

TABLE OF CONTENTS

ARTICLE I DEFINITIONS 1

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF Custodial MORTGAGE FILES; BOOKS AND RECORDS; CUSTODY AGREEMENT; DELIVERY OF DOCUMENTS 15

Section 2.01. Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files; Maintenance of Retained Mortgage File and Servicing Files....15
Section 2.02. Books and Records; Transfers of Mortgage Loans....16
Section 2.03. Custody Agreement; Delivery of Documents....17

ARTICLE III REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH 19

Section 3.01. Company Representations and Warranties....19
Section 3.02. Representations and Warranties Regarding Individual Mortgage Loans....22
Section 3.03. Repurchase....40

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS 42

Section 4.01. Company to Act as Servicer....42
Section 4.02. Liquidation of Mortgage Loans....44
Section 4.03. Collection of Mortgage Loan Payments....45
Section 4.04. Establishment of and Deposits to Custodial Account....46
Section 4.05. Permitted Withdrawals From Custodial Account....47
Section 4.06. Establishment of and Deposits to Escrow Account....49
Section 4.07. Permitted Withdrawals From Escrow Account....49
Section 4.08. Payment of Taxes, Insurance and Other Charges....50
Section 4.09. Protection of Accounts....51
Section 4.10. Maintenance of Hazard Insurance....51
Section 4.11. Maintenance of Mortgage Impairment Insurance....53
Section 4.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance....53
Section 4.13. Inspections....54
Section 4.14. Restoration of Mortgaged Property....54
Section 4.15. Maintenance of PMI Policy and LPMI Policy; Claims....54
Section 4.16. Title, Management and Disposition of REO Property....55
Section 4.17. Real Estate Owned Reports....57
Section 4.18. Liquidation Reports....57
Section 4.19. Reports of Foreclosures and Abandonments of Mortgaged Property....57
Section 4.20. Notification of Adjustments....57
Section 4.21. Credit Reporting; Gramm-Leach-Bliley Act....57
Section 4.22. Confidentiality/Protection of Customer Information....58
Section 4.23. Disaster Recovery/Business Continuity Plan....58
Section 4.24. Quality Control Procedures....58
Section 4.25. Application of Buydown Funds....58
Section 4.26 Establishment of and Deposits to Subsidy Account....59
Section 4.27. Automated Servicing Systems....60
Section 4.28. Prepayment Penalties....60

i

Section 4.29. Use of Subservicers and Subcontractors 60
Section 4.30. Letter of Credit Compliance 62
Section 4.31. Letter of Credit Draws 62
Section 4.32. Assignment of the Letter of Credit 62
Section 4.33. Pledge Holder Defaults 62

ARTICLE V PAYMENTS TO PURCHASER 63

Section 5.01. Remittances. 63
Section 5.02. Statements to Purchaser. 63
Section 5.03. Monthly Advances by Company. 64

ARTICLE VI GENERAL SERVICING PROCEDURES 64

Section 6.01. Transfers of Mortgaged Property. 64
Section 6.02. Satisfaction of Mortgages and Release of Retained Mortgage Files. 65
Section 6.03. Servicing Compensation. 66
Section 6.04. Annual Statement as to Compliance. 66
Section 6.05. Annual Independent Public Accountants' Servicing Report. 66
Section 6.06. Right to Examine Company Records. 67
Section 6.07. Compliance with REMIC Provisions. 69

ARTICLE VII COMPANY TO COOPERATE 69

Section 7.01. Provision of Information. 69
Section 7.02. Financial Statements; Servicing Facility. 70

ARTICLE VIII THE COMPANY 70

Section 8.01. Indemnification; Third Party Claims. 70
Section 8.02. Merger or Consolidation of the Company. 71
Section 8.03. Limitation on Liability of Company and Others. 71
Section 8.04. Limitation on Resignation and Assignment by Company. 72

ARTICLE IX REMOVAL OF MORTGAGE LOANS FROM AGREEMENT 72

Section 9.01. Removal of Mortgage Loans from Inclusion Under this Agreement. 72

ARTICLE X DEFAULT 84

Section 10.01. Events of Default. 84
Section 10.02. Waiver of Defaults. 86

ARTICLE XI TERMINATION 86

Section 11.01. Termination. 86
Section 11.02. Termination Without Cause. 87

ARTICLE XII MISCELLANEOUS PROVISIONS 87

Section 12.01. Successor to Company. 87
Section 12.02. Amendment. 88
Section 12.03. Governing Law. 88
Section 12.04. Arbitration. 88
Section 12.05. Duration of Agreement. 89

ii

Section 12.06. Notices. 89
Section 12.07. Severability of Provisions. 90
Section 12.08. Relationship of Parties. 90
Section 12.09. Execution; Successors and Assigns. 90
Section 12.10. Recordation of Assignments of Mortgage. 90
Section 12.11. Assignment by Purchaser 90
Section 12.12. Solicitation of Mortgagor 91
Section 12.13. Further Agreements. 91
Section 12.14. Confidential Information. 91
Section 12.15. Counterparts. 91
Section 12.16. Exhibits. 91
Section 12.17. General Interpretive Principles. 91
Section 12.18. Reproduction of Documents. 92
Section 12.19. Buydown Loan Aggregate Limitation. 92

EXHIBITS

Exhibit A	Form of Assignment and Conveyance Agreement
Exhibit B	Form of Assignment, Assumption and Recognition Agreement
Exhibit C	Custody Agreement
Exhibit D	Contents of each Retained Mortgage File, Custodial Mortgage File and Servicing File
Exhibit E	Data File
Exhibit F	Servicing System Guidelines and Requirements
Exhibit G	Monthly Remittance Advice
Exhibit H	Servicing Criteria
Exhibit I	Sarbanes Certification

iii

This is a Second Amended and Restated Master Seller's Warranties and Servicing Agreement for fixed rate and adjustable rate residential first lien mortgage loans, dated and effective as of May 1, 2006, and is executed between Bank of America, National Association, as purchaser (the "Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the "Company").

W I T N E S S E T H

WHEREAS, the Purchaser and the Company are parties to that certain Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of December 1, 2005 (the "Amended and Restated Master Agreement"), between the Purchaser and the Company; and

WHEREAS, the Company and Purchaser have agreed to amend certain provisions of the Amended and Restated Master Agreement as set forth in this Second Amended and Restated Master Seller's Warranties and Servicing Agreement; and

WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser from time to time (each a "Transaction") on a servicing retained basis certain first lien fixed rate and adjustable rate residential mortgage loans (the "Mortgage Loans") which shall be delivered as whole loans (each a "Loan Package") on various dates (each a "Closing Date") as provided for in certain Assignment and Conveyance Agreements by and between the Purchaser and the Company as executed in conjunction with each Transaction; and

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, procedures (including collection procedures) that comply with applicable federal, state and local law, and that the Company customarily employs and exercises in servicing and administering mortgage loans for its own account, the terms of the related Mortgage and Mortgage Note and accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the

1

same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency/Agencies: Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

Agency Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement: This Second Amended and Restated Master Seller's Warranties and Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraisal: A written appraisal of a Mortgaged Property made by a Qualified Appraiser, which appraisal must be written, in form and substance, acceptable to Fannie Mae and Freddie Mac, as applicable, and satisfy the requirements of Title XI of the Financial Institution, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, in effect as of the date of the Appraisal.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Assignment and Conveyance Agreement: The agreement substantially in the form of Exhibit A attached hereto.

Assignment, Assumption and Recognition Agreement: The agreement substantially in the form of Exhibit B attached hereto.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN Number which will appear either on the Mortgage or the Assignment of Mortgage to MERS.

2

Assignment of Mortgage Note and Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Balloon Loan: A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor's funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates, set forth in the related Commitment Letter, on which from time to time the Purchaser shall purchase and the Company shall sell the Mortgage Loans listed on the respective Mortgage Loan Schedule for each Transaction.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Commitment Letter: The commitment letter between the Company and the Purchaser which sets forth, among other things, the Purchase Price for certain Mortgage Loans described therein to be sold by the Company and purchased by the Purchaser on the Closing Date set forth therein.

3

Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Employees: As defined in Section 4.12.

Company Information: As defined in Section 9.01(f)(i)(A).

Company Mortgage Loan: A Mortgage Loan that has been underwritten in accordance with the Company Underwriting Guidelines.

Company Underwriting Guidelines: The underwriting guidelines of the Company, applicable to the Company Mortgage Loans in each Loan Package, as provided to the Purchaser by the Company.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the related Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company, if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to the Standard & Poor's Glossary for File Format for LEVELS® Version 5.6d, Appendix E, as revised from time to time and in effect on each related Closing Date.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

Custody Agreement: The agreement governing the retention of the originals of each Mortgage Note, Assignment of Mortgage and other Mortgage Loan Documents, a form of which is annexed hereto as Exhibit C.

4

Custodial Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 1 through 5 of Exhibit D attached hereto, which have been delivered to the Custodian as of the Closing Date.

Custodian: The custodian under the Custody Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custody Agreement as provided therein.

Cut-off Date: With respect to each Transaction, the first day of the month in which the Closing Date occurs.

Data File: The electronic data file prepared by the Company and delivered to the Purchaser including the data fields set forth on Exhibit E with respect to each Mortgage Loan, in relation to each Transaction.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Exception Mortgage Loan: A Mortgage Loan that has been underwritten in accordance with the Company Underwriting Guidelines, but for which one or more exceptions to those

5

guidelines have been allowed. Each Exception Mortgage Loan, along with the applicable exceptions, shall be identified on an exhibit attached to the respective Assignment and Conveyance Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

GNMA: The Government National Mortgage Association, or any successor thereto.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the respective Mortgage Loan Schedule.

High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File Format for LEVELS® Version 5.6d, Appendix E, as revised from time to time and in effect on each related Closing Date.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest therein.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including LPMI Proceeds, if applicable.

Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Lender Paid Mortgage Insurance Policy or LPMI Policy: A PMI Policy for which the Purchaser or the Company pays all premiums from its own funds, without reimbursement therefor.

6

Letter of Credit: With respect to a Pledged Asset Mortgage Loan, a guaranty issued to the Company by the Pledge Holder for the Pledged Value Amount.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan Package: As defined in the Recitals of this Agreement.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

LPMI Proceeds: Proceeds of any Lender Paid Mortgage Insurance Policy.

Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction document.

Material Adverse Change: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company to perform under this Agreement or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Company (unless such material adverse effect is directly caused by an action of the Purchaser which can be remedied by the Purchaser).

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedures Manual and (b) the Company has designated or will designate the Custodian as the Investor on the MERS System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

7

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, as applicable, on a Mortgage Loan.

Moody's: Moody's Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. The Mortgage Loans shall include the Company Mortgage Loans, Exception Mortgage Loans and Third-Party Mortgage Loans.

Mortgage Loan Documents: With respect to a Mortgage Loan, the documents listed on Exhibit D attached hereto.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: With respect to each Transaction, a schedule or schedules of Mortgage Loans setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development, Cooperative Apartment, manufactured housing or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date; (13) with respect to each Adjustable Rate Mortgage Loan, the lifetime Mortgage Interest Rate cap; (14) a code indicating whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan; and (17) the Servicing Fee.

8

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the related Cooperative Apartment.

Mortgagor: The obligor on a Mortgage Note.

Non-Assigned Letter of Credit: A Letter of Credit in which the named beneficiary is the Company.

OCC: The Office of the Comptroller of the Currency.

Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledge Holder: With respect to a Pledged Asset Mortgage Loan, the entity that holds the Pledge Account, manages the Pledge Account and provides the Letter of Credit.

Pledge Instruments: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

Pledged Asset Mortgage Loan: A Mortgage Loan for which the Mortgagor has pledged financial assets as partial collateral for the Mortgage Loan, in lieu of a cash down payment.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans. The premiums on a PMI Policy may be paid by the Mortgagor or by the Company from its own funds, without reimbursement. If the premiums are paid by the Company, the PMI Policy is an LPMI Policy.

9

Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month's interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Penalty: The prepayment charge or penalty interest required to be paid by a Mortgagor as the result of a Principal Prepayment in full of the related Mortgage Loan, not otherwise due thereon in respect of principal or interest, which is intended to be a disincentive to prepayment, as provided in the related Mortgage Note or Mortgage.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in *The Wall Street Journal*.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date.

Principal Prepayment Period: The calendar month preceding the month in which the related Remittance Date occurs.

Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchase Price: The purchase price for each Loan Package shall be the percentage of par as stated in the related Commitment Letter, multiplied by the aggregate scheduled principal balance, as of the related Cut-off Date, of the Mortgage Loans in the related Loan Package, after application of scheduled payments of principal for such related Loan Package due on or before the related Cut-off Date whether or not collected. The purchase price for a Loan Package may be adjusted as stated in the related Commitment Letter.

Purchaser: Bank of America, National Association, or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Custodial Mortgage File or Retained Mortgage File, (b) the absence of a document in the Custodial Mortgage File or Retained Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Company, but, in each case, only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title

10

XI of the Financial Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by S&P or "Prime-1" by Moody's (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Purchaser and, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than two percent (2%) greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (v) be of the same type as the Deleted Mortgage Loan; (vi) have a Gross Margin not less than that of the Deleted Mortgage Loan; (vii) have the same Index as the Deleted Mortgage Loan; (viii) have a FICO score not less than that of the Deleted Mortgage Loan, (ix) have an LTV not greater than that of

11

the Deleted Mortgage Loan; (x) have a Company credit grade not lower in quality than that of the Deleted Mortgage Loan and (xi) have the same lien status as the Deleted Mortgage Loan.

Rating Agency: Each of Fitch, Inc., Moody's and S&P, or any successor thereto.

Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution: Any Securitization Transaction, Agency Transfer or Whole Loan Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, except as provided in this Agreement, the Mortgage Loans transferred may cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following, except with respect to those Mortgage Loans subject to a Securitization Transaction in which case such date shall be the Business Day immediately preceding the 18th day) of any month.

REO Disposition: The final sale by the Company of any REO Property.

12

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price: With respect to any Mortgage Loan, as defined in the related Commitment Letter.

Retained Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 6 through 10 of Exhibit D attached hereto, which is retained by the Company for the benefit of the Purchaser in a custodial capacity only.

RESPA: The Real Estate Settlement Procedures Act, as amended.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities, (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans or (c) a synthetic securitization in which some or all of the Mortgage Loans are included as part of the reference portfolio relating to such securitization.

Servicer: As defined in Section 9.01(e)(iii).

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) other than Monthly Advances incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 and Section 4.10.

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the

13

Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: The per annum percentage for each Mortgage Loan, as stated in the related Commitment Letter.

Servicing File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 11 through 26 of Exhibit D attached hereto plus copies of all Mortgage Loan Documents contained in the Custodial Mortgage File and the Retained Mortgage File, which are retained by the Company.

Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan and any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement: Any subservicing agreement between the Company and any Subservicer relating to servicing and/or administration of some or all of the Mortgage Loans included in a Mortgage Loan Package.

14

Subsidy Account: An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

Subsidy Funds: With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the related Data File.

Third-Party Mortgage Loan: A Mortgage Loan that has been underwritten in accordance with the related Third-Party Underwriting Guidelines.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Third-Party Underwriting Guidelines: The underwriting guidelines of a Third-Party Originator, as amended from time to time, applicable to the related Third-Party Mortgage Loans in a Loan Package, as provided to the Purchaser by the Company. The Third-Party Underwriting Guidelines for each Third-Party Mortgage Loan shall be attached to the respective Assignment and Conveyance Agreement.

TimeSaver® Mortgage Loan: A Mortgage Loan which has been refinanced pursuant to a Company program that allows a rate/term refinance of an existing Company-serviced loan with minimal documentation.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction or an Agency Transfer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF CUSTODIAL MORTGAGE FILES; BOOKS AND RECORDS; CUSTODY AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01. Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files; Maintenance of Retained Mortgage File and Servicing Files.

Pursuant to each Assignment and Conveyance Agreement, on the related Closing Date, the Company, simultaneously with the payment of the Purchase Price by the Purchaser, shall thereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement and the related Assignment and Conveyance Agreement, all the right, title and interest of the Company in and to the Mortgage Loans listed on the respective Mortgage Loan Schedule annexed to such Assignment and Conveyance Agreement, together

15

with the Retained Mortgage Files and Custodial Mortgage File and all rights and obligations arising under the documents contained therein. The Company shall deliver the related Mortgage Loan Schedule and the related Data File to the Purchaser at least two (2) Business Days before the Closing Date. Pursuant to Section 2.03, the Company shall deliver the Custodial Mortgage File for each Mortgage Loan comprising the related Loan Package to the Custodian.

The contents of each Retained Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. Additionally and separate to the Retained Mortgage File, the Company shall maintain a Servicing File, for the sole purpose of servicing the related Mortgage Loans, consisting of a copy of the contents of the Custodial Mortgage File and the Retained Mortgage File. The possession of each Servicing File and Retained Mortgage File held by the Company is at the will of the Purchaser and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Retained Mortgage File and Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser (unless in connection with Section 3.03 or 6.02).

Section 2.02. Books and Records; Transfers of Mortgage Loans.

From and after the sale to the Purchaser of the Mortgage Loans in the related Loan Package on each Closing Date, all rights arising out of such Mortgage Loans, including, but not limited to, all funds received on or in connection with such Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of such Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and records

16

of periodic inspections required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae or Freddie Mac Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Retained Mortgage File and Servicing File during the time the Purchaser retains ownership of such Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Such notification of a transfer, including a final schedule of Mortgage Loans subject to transfer, shall be received by the Company no fewer than five (5) Business Days before the last Business Day of the month. If such notification is not received as specified above, the Company's duties to remit and report as required by Section 5 shall begin with the next Due Period.

Upon request from the Purchaser, at the Purchaser's expense, the Company shall deliver no later than thirty (30) days after such request any Retained Mortgage File or document therein, or copies thereof, to the Purchaser at the direction of the Purchaser. The Purchaser shall return any Retained Mortgage File or document therein delivered pursuant to this Section no later than ten (10) days after receipt thereof. In the event that the Company fails to make delivery of the requested Retained Mortgage File or document therein, or copies thereof, as required under this Section 2.02, the Company shall repurchase, pursuant to Section 3.03 of this Agreement, the related Mortgage Loan within thirty (30) days of a request to do so by the Purchaser.

Section 2.03. <u>Custody Agreement; Delivery of Documents</u>.

On each Closing Date with respect to each Mortgage Loan comprising the related Loan Package, the Company shall have delivered to the Custodian not fewer than five (5) Business Days prior to such Closing Date those Mortgage Loan Documents contained in the Custodial Mortgage File as required by this Agreement with respect to each Mortgage Loan. In addition, in connection with the assignment of any MERS Designated Mortgage Loan, the Company agrees that on or prior to the second (2nd) Business Day following the Closing Date it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by entering in the

17

MERS System the information required by the MERS System to identify the Purchaser as owner of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or unless otherwise directed by the Purchaser.

The Custodian shall certify its receipt of all such Mortgage Loan Documents in each Custodial Mortgage File required to be delivered pursuant to this Agreement, as evidenced by the trust receipt and initial certification of the Custodian in the forms annexed to the Custody Agreement. The Company shall be responsible for recording the initial Assignments of Mortgage. The Purchaser will be responsible for the fees and expenses of the Custodian.

All recording fees and other costs associated with the recording of initial Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the Company. For Mortgage Loans not registered under the MERS System, if the Purchaser requests that the related Assignments of Mortgage be recorded, the Company shall cause such Assignments of Mortgage which were delivered in blank to be completed and to be recorded. The Company shall be required to deliver such Assignments of Mortgage for recording within 30 days of the date on which the Company is notified that recording will be required pursuant to this Section 2.03. The Company shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Company shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one (1) week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any such document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

If the original or a copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian with 240 days following the related Closing Date, and if the Company does not cure such failure within thirty (30) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at a price and in the manner specified in Section 3.03; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within sixty (60) days of the date such defect is discovered.

In the event the public recording office is delayed in returning any original document, which the Company is required to deliver at any time to the Custodian in accordance with the terms of the Custody Agreement or which the Company is required to maintain in the Retained Mortgage File, the Company shall deliver to the Custodian within 270 days of its submission for

18

recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld. However, if the Company cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason, within thirty (30) days after receipt of written notification of such failure from the Purchaser, the Company shall repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01. <u>Company Representations and Warranties</u>.

The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

(a) <u>Due Organization and Authority.</u>

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized;

19

this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b) Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, charter documents or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e) Reasonable Servicing Fee; Fair Consideration.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the

20

Mortgage Loans pursuant to this Agreement. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(f) Ability to Perform; Solvency.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g) No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h) No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent approval, authorization or order has been obtained prior to the related Closing Date;

(i) Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate or fixed rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

21

(j) No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k) Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l) No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements;

(m) No Brokers' Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n) MERS.

The Company is a member of MERS in good standing.

Section 3.02. Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a) Mortgage Loans as Described.

The information set forth in the respective Mortgage Loan Schedule and the information contained on the respective Data File delivered to the Purchaser is true and correct;

(b) Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been thirty (30) days

22

delinquent more than one (1) time within twelve (12) months prior to the related Closing Date;

(c) No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

(d) Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage, and is retained by the Company in the Retained Mortgage File; the related Mortgage Note has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy or LPMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the respective Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy or LPMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Custodial Mortgage File delivered to the Custodian and the terms of which are reflected in the respective Mortgage Loan Schedule;

(e) No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of

23

rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(g) Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Company has reviewed all of the documents constituting the Retained Mortgage File and Custodial Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h) No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i) Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection and privacy, equal credit

24

opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j) Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the respective Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or a Cooperative Apartment, or a manufactured dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform to the applicable Fannie Mae guidelines, Freddie Mac guidelines, the Company Underwriting Guidelines (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines, as applicable, regarding such dwellings, and no residence or dwelling is a mobile home. As of the respective date of the Appraisal for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Company Underwriting Guidelines (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines, as applicable, and, to the best of the Company's knowledge, since the date of such Appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Company Underwriting Guidelines (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines, as applicable;

(k) Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air

25

conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l) <u>Full Disbursement of Proceeds.</u>

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to

26

any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m) Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n) Ownership.

The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan;

(o) Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

27

(p) LTV, PMI Policy; LPMI Policy.

Each Mortgage Loan has an LTV as specified on the Mortgage Loan Schedule. Except as indicated on the Mortgage Loan Schedule, each Mortgage Loan with an LTV greater than 80%, at the time of origination, a portion of the unpaid principal balance of each Mortgage Loan is and will be insured as to payment defaults by a PMI Policy or LPMI Policy. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac. Any Mortgage Loan subject to a PMI Policy or an LPMI Policy obligates the Mortgagor or the Company to maintain the PMI Policy or LPMI Policy, as applicable, and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(q) Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and with respect to Adjustable Rate Mortgage Loans against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has

28

done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r) No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s) No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t) Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u) Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than sixty (60) days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears each month. As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the related Mortgage Loan Schedule or Mortgage Note for such Mortgage Loan. As to each Adjustable Rate

29

Mortgage Loan that is not an Interest Only Mortgage Loan or Balloon Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. As to each Adjustable Rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v) Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w) Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law and to the best of the Company's knowledge, the Mortgaged Property is lawfully occupied as of the related Closing Date;

(x) No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k);

(y) Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

30

(z) Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa) Transfer of Mortgage Loans.

With respect to each Mortgage that is not recorded in the name of MERS or its designee, the Assignment of Mortgage upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb) Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc) Servicing and Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd) No Condemnation.

There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee) The Appraisal.

The Mortgage Loan Documents contain an Appraisal of the related Mortgaged Property by a Qualified Appraiser acceptable to Fannie Mae or Freddie Mac. As to each Time$aver® Mortgage Loan, the Appraisal may

31

be from the original of the existing Company-serviced loan, which was refinanced via such Time$aver® Mortgage Loan;

(ff) Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (b) the greater of either (i) the outstanding principal balance of the Mortgage Loan, or (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to Fannie Mae or Freddie Mac requirements, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg) Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested by or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or similar state laws;

32

(hh) Balloon Payments, Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan is a Balloon Loan;

(ii) No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj) Underwriting.

(i) Each Company Mortgage Loan was underwritten in accordance with the Company Underwriting Guidelines;

(ii) Each Third-Party Mortgage Loan was underwritten in accordance with the Third-Party Underwriting Guidelines;

(iii) Each Exception Mortgage Loan was underwritten in accordance with the Company Underwriting Guidelines, subject to the exceptions specified on the related Assignment and Conveyance Agreement; and

(iv) Each Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk) No Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and as of the related Closing Date, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding;

(ll) Delivery of Custodial Mortgage Files.

The Mortgage Note, Assignment of Mortgage and any other documents required to be delivered by the Company hereunder have been delivered to the Custodian. The Company is in possession of a complete Retained Mortgage File in compliance with Exhibit D, except for such documents where the originals of which have been sent for recordation. With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the

33

related Mortgage by or on behalf of the Purchaser will not be affected by the absence of the original Mortgage Note;

(mm) Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i) On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines, Freddie Mac guidelines, the Company Underwriting Guidelines with respect to Company Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans;

(ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae guidelines, Freddie Mac guidelines, the Company Underwriting Guidelines with respect to Company Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage

34

Loans, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(iv) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Fannie Mae guidelines, Freddie Mac guidelines, the Company Underwriting Guidelines with respect to Company Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans regarding buydown agreements;

(nn) Interest Calculation.

Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Mortgage Loan provides for interest payable on a simple interest basis. No Mortgage Loan provides for an increase in the related Mortgage Interest Rate upon the occurrence of an event of default under the related Mortgage Note;

(oo) Violation of Environmental Laws.

There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(pp) Texas Refinance Mortgage Loans.

Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance Loan") has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code;

(qq) Conversion to Fixed Interest Rate.

No Adjustable Rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan;

35

(rr) Homeownership and Equity Protection Act.

No Mortgage Loan is a High Cost Loan or Covered Loan;

(ss) Due on Sale.

The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(tt) Adjustments.

All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(uu) Regarding the Mortgagor.

The Mortgagor is one or more natural persons and/or an Illinois land trust a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

(vv) Flood Certification Contract.

Each Mortgage Loan is covered by a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser and its assigns;

(ww) Cooperative Loans.

With respect to each Cooperative Loan:

(i) The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same. The Proprietary Lease term expires no less than five years after the

36

Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie Mac;

(ii) A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae or Fredde Mac and qualified to do business in the jurisdiction where the Cooperative is located;

(iii) (a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of Fannie Mae or Freddie Mac; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv) The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(v) Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(xx) Contents of the Retained Mortgage File.

The Retained Mortgage File contains the documents listed as items 6 through 10 of Exhibit D attached hereto;

(yy) Single Premium Credit Life Insurance.

No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor was required to obtain a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. None of the proceeds of the Mortgage Loan were used to finance single premium credit life insurance,

37

disability insurance, accident or similar insurance policies as part of the origination of, or as a condition to closing, the Mortgage Loan;

(zz) Credit Reporting.

With respect to each Mortgage Loan, the Company has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(aaa) No Arbitration Provisions.

No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the related Mortgage Loan or the origination thereof;

(bbb) Anti-Money Laundering Laws.

With respect to each Mortgage Loan, the Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the applicable Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(ccc) Prepayment Penalties.

With respect to Mortgage Loans with Prepayment Penalties, all information on the related Mortgage Loan Schedule, Data File, the Company Underwriting Guidelines with respect to Company Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans regarding Prepayment Penalties is complete and accurate in all material respects and except for Balloon Loans originated in certain states specified in the Company Underwriting Guidelines with respect to Company Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans with restrictions on collection of Prepayment Penalties, each Prepayment Penalty is permissible and enforceable in accordance with the terms under applicable law. Prepayment Penalties on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of such Prepayment Penalties do not provide for a waiver or release (i.e.,

38

"holidays") during the term of the Prepayment Penalty. No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Penalty beyond the three-year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Penalty beyond the five-year term following the origination of the Mortgage Loan;

(ddd) Leasehold Estates.

With respect to Mortgage Loans that are secured by a leasehold estate, the lease is valid, in full force and effect and conforms to the Company Underwriting Guidelines with respect to Company Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans;

(eee) Georgia Fair Lending Act.

No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan originated on or after March 7, 2003 is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended;

(fff) Indiana.

There is no Mortgage Loan that was originated on or after January 1, 2005, which is a "high cost home loan" as defined under the Indiana Home Loan Practices Act (I.C. 24-9); and

(ggg) Pledged Asset Mortgage Loan.

With respect to a Pledged Asset Mortgage Loan:

(i) The Pledge Holder has a rating of at least "AA" (or the equivalent) or better from at least two Rating Agencies and the Pledge Holder is obligated to give the beneficiary of each Letter of Credit at least sixty (60) days notice of any non-renewal of any Letter of Credit;

(ii) The Company is the named beneficiary and no Person has drawn any funds against such Letter of Credit;

(iii) Each Letter of Credit is for an amount at least equal to an LTV of 20% of the lower of the purchase price or the Appraised Value of the related Mortgaged Property;

39

(iv) As of the Closing Date, the Company has complied with all the requirements of any Letter of Credit, and each Letter of Credit is a valid and enforceable obligation of the Pledge Holder;

(v) The Company has the right to draw on each Letter of Credit if the related Pledged Asset Mortgage Loan becomes ninety (90) days or more delinquent and to apply such proceeds as a partial prepayment thereon;

(vi) The Company has not received notice of any non-renewal of any Letter of Credit;

(vii) Upon a default by the Pledge Holder, the Company will have a perfected first priority security interest in the assets pledged to secure the Letter of Credit and will have the right to obtain possession thereof and the right to liquidate such assets and apply the proceeds thereof to prepay the related Pledged Asset Mortgage Loan; and

(viii) The Letter of Credit is required to be in effect (either for its original term or through renewal) until such time as all amounts owed under the related Pledged Asset Mortgage Loan by the related Mortgagor are less than 80% of the lesser of the Purchase Price or the Appraised Value of the related Mortgaged Property.

Section 3.03. Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the applicable Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser hereunder, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Custodial Mortgage File or Retained Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or that materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or

40

receives notice of any such breach within ninety (90) days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the Closing Date. Notwithstanding the foregoing, however, if a breach is a Qualification Defect, such cure or repurchase must take place within sixty (60) days of the discovery of or notice of such breach. Notwithstanding anything to the contrary herein, within ninety (90) days of the earlier of either discovery by or notice to the Company of any breach of the representations or warranties set forth in clauses (rr), (yy) and (aaa) of Section 3.02, the Company shall repurchase such Mortgage Loan at the Repurchase Price.

If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days after the written notice of the breach or the failure to cure, whichever is later. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the Remittance Date immediately following the Principal Prepayment Period in which such Repurchase Price is received, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS System the removal of the purchaser as beneficial holder with respect to the Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall

41

thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of the representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01. Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Purchaser and shall have full power and authority, acting alone or through the utilization of a Subervicer or a Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, the Company shall not make any future advances, other than Servicing Advances, with respect to a Mortgage Loan. The Company shall

42

not permit any modification with respect to a Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or reduce or increase the outstanding principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent. In the event that no default exists or is imminent, the Company shall request written consent from the Purchaser to permit such a modification and the Purchaser shall provide written consent or notify the Company of its objection to such modification within five (5) Business Days after its receipt of the Company's request. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS System, or cause the removal from MERS registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

The Company may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement, a copy of which shall be provided to the Purchaser; provided, however, that such subservicing arrangement and the terms of the related

43

Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Company shall be solely liable for all fees owed to the Subservicer under the Subservicing Agreement, regardless whether the Company's compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Company and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Company shall remain obligated and liable to the Purchaser for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Company with the same force and effect as if performed directly by the Company. For purposes of this Agreement, the Company shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Company. Any Subservicing Agreement entered into by the Company shall provide that it may be assumed or terminated by the Purchaser, if the Purchaser has assumed the duties of the Company, at the Purchaser's option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Company and such Subservicer alone, and the Purchaser shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in this Section 4.01.

Section 4.02. <u>Liquidation of Mortgage Loans</u>.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so and shall provide such information regarding the Mortgage Loan as the Purchaser reasonably may request, provided that the Company shall cease or not commence foreclosure proceedings if the Purchaser objects to such action. The Company shall follow any written directions of the Purchaser with respect to the servicing of such Mortgage Loan, as long as such directions are in accordance with Accepted Servicing Practices and do not violate applicable law. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the

44

Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03. Collection of Mortgage Loan Payments.

Continuously from the respective Cut-off Date until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement pursuant to Section 9.01 herein), in accordance with this Agreement and Accepted Servicing Practices, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

45

Section 4.04. Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for Bank of America, National Association, its successors or assigns, and/or subsequent purchasers of Mortgage Loans - P & I." The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. The Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

The Company shall deposit in the Custodial Account within two (2) Business Days of Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date, or received by the Company prior to the Cut-off Date but allocable to a period subsequent thereto, other than payments of principal and interest due on or before the Cut-off Date:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Penalties paid by the Mortgagor or other amounts paid by the Company pursuant to Section 4.21 of this Agreement);

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

46

(viii) with respect to each Principal Prepayment, the Prepayment Interest Shortfall (to be paid by the Company out of its own funds);

(ix) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16;

(xi) with respect to a Subsidy Loan, an amount from the Escrow Account that when added to the Mortgagor's payment will equal the full monthly amount due under the related Mortgage Note;

(xii) with respect to a Pledged Asset Mortgage Loan, any amounts required to be deposited by the Company pursuant to Section 4.31 of this Agreement in connection with a Letter of Credit; and

(xiii) with respect to each Buydown Mortgage Loan, an amount from the Escrow Account that when added to the Mortgagor's payment will equal the full monthly amount due under the related Mortgage Note.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05. The Company shall maintain adequate records with respect to all deposits made pursuant to this Section 4.04. All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05. Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this sub-clause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is

47

required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this sub-clause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iv) to pay itself interest on funds deposited in the Custodial Account if such interest amount was previously credited;

(v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii) to remove funds inadvertently placed in the Custodial Account by the Company;

(ix) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(x) to transfer funds to another Qualified Depository.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

48

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account, to the extent held by or on behalf of it, pursuant to sub-clauses (iii), (v), (vi) and (vii) above.

Section 4.06. Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for Bank of America, National Association, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of Company's receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(iii) all payments on account of Buydown Funds or Subsidy Funds; and

(iv) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard

49

insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to transfer payment on account of Buydown Funds or Subsidy Funds to the Custodial Account, as applicable;

(viii) to remove funds inadvertently placed in the Escrow Account by the Company; and

(ix) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08. Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy or LPMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Company shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of

50

the related Mortgaged Property by foreclosure of a tax or other lien. Advances pursuant to this Section 4.08 shall constitute Servicing Advances hereunder; provided that the Company shall be required to so advance only to the extent that the Company, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. The costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 4.09. Protection of Accounts.

The Company may transfer the Custodial Account, Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, provided that the Company shall give notice to the Purchaser of any proposed change of the location of either account not later than ten (10) Business Days prior to any change thereof.

Section 4.10. Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

If the related Mortgaged Property is located in an area identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the FEMA guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster

51

Protection Act of 1973, as amended, the Company shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expenses or advance made by the Company on such force placed flood insurance coverage shall be deemed a Servicing Advance.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor's behalf.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration, in accordance with the Accepted Servicing Practices, of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

52

Section 4.11. Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (1) names the Company as loss payee, (2) provides coverage in an amount equal to the amount required pursuant to Section 4.10 without coinsurance and (3) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

53

Section 4.13. Inspections.

If any Mortgage Loan is more than sixty (60) days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a record of each such inspection and, upon request, shall provide the Purchaser with such information.

Section 4.14. Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii) the Company shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15. Maintenance of PMI Policy and LPMI Policy; Claims.

Except as indicated on the Mortgage Loan Schedule, with respect to each Mortgage Loan with an LTV greater than 80% at the time of origination, the Company shall, without any cost to the Purchaser maintain in full force and effect a PMI Policy or LPMI Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under

54

the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company will maintain or cause to be maintained in full force and effect any LPMI Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Purchaser shall notify the Company of any Mortgage Loan covered under an LPMI Policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy or LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or LPMI Policy. If such PMI Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy or LPMI Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Purchaser shall have the option to manage and operate the REO Property provided the Purchaser gives written notice of its intention to do so within thirty (30) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO Property shall not constitute a termination of any rights of the Company pursuant to Section 11.02.

In the event the Purchaser does not elect to manage its own REO Property, the Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the

55

same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within prior to the close of the third calendar year beginning after the year in which title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. Notwithstanding any other provision in this Section 4.05, no REO Property shall be marketed for less than the appraisal value of the related Mortgaged Property without the prior consent of the Purchaser, and no REO Property shall be sold for less than ninety percent (90%) of its appraised value without the prior written consent of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the receipt of such sale proceeds, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any third party managing agent of the Company, or the Company itself. The REO management fee shall be the greater of one percent (1%) of the gross sales price of the REO Property or $1500.00 per REO Property, provided however, the REO management fee shall not exceed the net Liquidation Proceeds. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net

56

of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20. Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.21. Credit Reporting; Gramm-Leach-Bliley Act.

(a) The Company agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(b) The Company agrees to transmit full file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the

57

Company shall report one of the following statuses each month: new origination, current, delinquent (30, 60, 90 days, etc.), bankruptcy, foreclosed or charged off.

(c) The Company shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

Section 4.22. Confidentiality/Protection of Customer Information.

The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the "Interagency Guidelines"). The Company shall promptly make available to the Purchaser's regulators information regarding such security measures as requested by such regulators. For purposes of this Section, the term "Customer Information" shall have the meaning assigned to it in the Interagency Guidelines. Each party further agrees that any Customer Information transmitted electronically by either party must be encrypted.

Section 4.23 Disaster Recovery/Business Continuity Plan.

The Company shall maintain contingency plans, recovery plans and proper risk controls to ensure Company's continued performance under this Agreement. The Company agrees to make available to the Purchaser's regulators information regarding such plans as requested by such regulators.

Section 4.24 Quality Control Procedures.

The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Company's loan production and the servicing activities of the Company in accordance with industry standards.

Section 4.25 Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without

58

regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in it entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.26 Establishment of and Deposits to Subsidy Account.

(a) The Company shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for Bank of America, National Association, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors." The Subsidy Account shall be an eligible deposit account established with an eligible institution.

(b) The Company shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i) to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

59

(ii) to transfer funds to another eligible institution in accordance with Section 4.09 hereof;

(iii) to withdraw funds deposited in error; and

(iv) to clear and terminate the Subsidy Account upon the termination of this Agreement.

(c) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Subsidy Account to the extent that the Company can separately identify any Subsidy Funds deposited therein.

Section 4.27. Automated Servicing Systems.

The Company shall establish, format, maintain and transmit to the Purchaser the Company's electronic mortgage servicing files and other electronic data storage and transmission systems related to the Mortgage Loans (collectively, the "Servicing Systems") in accordance with the guidelines and requirements set forth in Exhibit F attached hereto (the "Servicer Requirements") and the Company shall cooperate with the Purchaser to receive data from the Purchaser that is to be incorporated in the Servicing Systems in accordance with the Servicer Requirements.

Section 4.28. Prepayment Penalties.

To the extent consistent with the terms of this Agreement, the Company may waive (or permit a subservicer to waive) a Prepayment Penalty only under the following circumstances: (i) such waiver relates to a default or a reasonably forseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds, taking into account the value of such Prepayment Penalty and the related Mortgage Loan, (ii) such waiver is required under state or federal law or (iii) the mortgage debt has been accelerated as a result of the Mortgagor's default in making its Monthly Payments. The Company shall not waive any Prepayment Penalty unless it is waived in accordance with this Section 4.28.

The Company shall pay the amount of any Prepayment Penalty (to the extent not collected and remitted to the Purchaser) to the Purchaser or its assignees if (1) the representation in Section 3.02(ccc) is breached and such breach materially and adversely affects the interests of the Purchaser or its assigns, or (2) the Company waives any Prepayment Penalty other than as permitted under this Section 4.28. The Company shall pay the amount of such Prepayment Penalty, for the benefit of the Purchaser or any assignee of the Purchaser, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

Section 4.29 Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement

60

unless the Company complies with the provisions of paragraph (a) of this Section 4.29. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.29.

(a) It shall not be necessary for the Company to seek the consent of the Purchaser, the Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.29 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi), 9.01(e)(vii), 9.01(e)(viii) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and other certifications required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

61

Section 4.30 Letter of Credit Compliance.

Notwithstanding any other provision of this Agreement, the Company shall comply with all the requirements of any Letter of Credit so as to assure the full benefit of such Letter of Credit to the Purchaser.

Section 4.31 Letter of Credit Draws.

The Company shall take all steps necessary to make draws under any Letter of Credit in accordance with the provisions thereof and shall draw on each Letter of Credit all amounts payable thereunder within the time frame required by the Letter of Credit or such shorter time within which the Company can effect such draw (not to exceed thirty (30) calendar days) following (i) the date the related Pledged Asset Mortgage Loan becomes ninety (90) days or more delinquent or (ii) the receipt of notice of non-renewal from the Pledge Holder at any time prior to the date on which all amounts owed under the related Pledged Asset Mortgage Loan are less than or equal to 80% of the Appraised Value of the related Mortgaged Property. The Company shall notify the Purchaser promptly in writing upon receipt of notice from the Pledge Holder of non-renewal of any Letter of Credit. Upon receipt of any amounts as a result of a draw on a Letter of Credit because of the non-renewal of such Letter of Credit or as a result of the Pledged Asset Mortgage Loan continuing in default for ninety (90) or more days, the Company shall deposit such amounts in the Custodial Account and such amount shall be treated as a payment of principal.

Section 4.32 Assignment of the Letter of Credit.

Notwithstanding anything to the contrary in this Agreement (including, without limitation, the termination or transfer of the servicing rights and/or obligations of the Company pursuant to Articles X and XI hereof), the Company, as beneficiary under any Non-Assigned Letters of Credit, shall transfer and assign, at no cost to the Purchaser, each Non-Assigned Letter of Credit to the Purchaser in accordance with the provisions thereof within ten (10) days of such termination or transfer. In addition, the Company shall forward within one (1) Business Day of receipt any notice received of non-renewal of any Letter of Credit. Any funds received by the Company from draws on the Non-Assigned Letters of Credit after the Company is no longer the servicer hereunder shall be remitted promptly by the Company to the successor servicer for deposit into the Custodial Account.

Within thirty (30) days of the related Closing Date, the Company, as beneficiary under any Letter of Credit, shall assign each Letter of Credit in blank and then deliver each such Letter of Credit to the Custodian.

Section 4.33 Pledge Holder Defaults.

Upon a default under the Letter of Credit by the Pledge Holder, the Company shall take possession of the assets securing the Letter of Credit and shall deposit such assets or the proceeds thereof in the Custodial Account and apply them as a prepayment of the related Pledged Asset

62

Mortgage Loan. If such default described in the prior sentence occurs at any time that the Company is no longer the servicer of the related Pledged Asset Mortgage Loan, the Company shall, upon knowledge of such default or notice from the successor servicer of such default with respect to any Non-Assigned Letter of Credit forward such proceeds to the successor servicer for deposit into the Custodial Account.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01. Remittances.

On each Remittance Date, the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02. Statements to Purchaser.

Not later than the first (1st) Business Day of each month, the Company shall furnish to the Purchaser, with respect to the preceding month, a monthly collection report, a monthly paid in full report that summarizes Mortgage Loans paid in full during the related Due Period and a monthly trial balance report that provides a trial balance as of the last day of the month preceding such Remittance Date in electronic format agreed upon by the Company and the Purchaser.

63

Not later than the fifth (5th) Business Day of each month, the Company shall furnish to the Purchaser in either written or electronic format, a delinquency report and a monthly remittance advice containing the information set forth in Exhibit G, attached hereto, each in a form mutually acceptable to the Company and the Purchaser, as to the period ending on the last day of the preceding month.

Section 5.03. Monthly Advances by Company.

No later than the close of business on the Determination Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that the Company shall not make Monthly Advances or Servicing Advances if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, REO Disposition Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination. The Company shall not have an obligation to advance amounts in respect to shortfalls relating to the Servicemembers Civil Relief Act or similar state and local laws.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01. Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from

64

doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02. Satisfaction of Mortgages and Release of Retained Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the monthly remittance advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

If the Company satisfies or releases the lien of the Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a liquidation of the Mortgage Property pursuant to the terms of this Agreement) or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

65

Section 6.03. Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Prepayment Interest Shortfall for such Remittance Date relating to the Mortgage Loans.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04. Annual Statement as to Compliance.

On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor, or if Wells Fargo Bank, N.A. is the Master Servicer, to the Master Servicer, a statement of compliance addressed to the Purchaser and such Depositor or if Wells Fargo Bank, N.A. is the Master Servicer, to the Master Servicer, and signed by an authorized officer of the Company, to the effect that (a) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (b) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05. Annual Independent Public Accountants' Servicing Report.

Except with respect to a Securitization Transaction occurring on or after January 1, 2006, on or before February 28, of each year beginning February 28, 2006, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

66

By providing the Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, the Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06 Report on Assessment of Compliance and Attestation.

With respect to any Mortgage Loans that are the subject of a Securitization Transaction, on or before March 1 of each calendar year, commencing in 2007, the Company shall:

(i) deliver to the Purchaser and any Depositor or if Wells Fargo Bank, N.A. is the Master Servicer, to the Master Servicer, a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor and if Wells Fargo Bank, N.A. is the Master Servicer, to such Master Servicer) regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor or if Wells Fargo Bank, N.A. is the Master Servicer, to the Master Servicer, and signed by an authorized officer of the Company and shall address each of the "Applicable Servicing Criteria" specified on Exhibit H hereto (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB);

(ii) deliver to the Purchaser and any Depositor or if Wells Fargo Bank, N.A. is the Master Servicer, to the Master Servicer, a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor or if Wells Fargo Bank, N.A. is the Master Servicer, to such Master Servicer, that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer and each Subcontractor, determined by the Company pursuant to Section 4.29(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 6.06; and

(iv) deliver, and cause each Subservicer and each Subcontractor described in clause (iii) hereof to deliver to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer, in the form attached hereto as Exhibit I.

67

The Company acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor or Master Servicer will request delivery of a certification under clause (iv) above unless a Depositor or Master Servicer is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes the Mortgage Loans.

Each assessment of compliance provided by a Subservicer pursuant to Section 6.06(i) shall address each of the Servicing Criteria specified substantially in the form of Exhibit H hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 4.29.

Section 6.07 Remedies.

(i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Article IX, Section 4.29, Section 6.04 or Section 6.06, or any breach by the Company of a representation or warranty set forth in Section 9.01(e)(vi)(A), or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and, if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 6.04 or Section 6.06, including any failure by the Company to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution

68

Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser), any Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08 Right to Examine Company Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.09 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a) (2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01. Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents

69

contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. In addition, during the term of this Agreement, the Company shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser's assigns (including beneficial owners of securities issued in Securitization Transactions backed by the Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Company.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02. Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

The Company also shall make available to the Purchaser or prospective purchasers a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit the Purchaser or any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying the Purchaser or any prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01. Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser (an "Indemnified Party") and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.

70

The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02. Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $15,000,000 and (ii) which is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03. Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement

71

from the Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the Company's representations and warranties made herein or its failure to perform its obligations in strict compliance with this Agreement.

Section 8.04. Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX

REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

Section 9.01. Removal of Mortgage Loans from Inclusion Under this Agreement.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers, Agency Transfers or Securitization Transactions, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." In the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer, Agency Transfer or Securitization Transaction in accordance with this Section 9.01;

72

provided that no such Whole Loan Transfer, Agency Transfer or Securitization Transaction shall create a greater obligation or cost on the part of the Company than otherwise set forth in this Agreement. In connection therewith:

(a) the Company shall make all representations and warranties with respect to the Mortgage Loans as of the Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer, Agency Transfer or Securitization Transaction;

(b) the Company shall negotiate in good faith and execute any seller/servicer agreements required by the shelf registrant to effectuate the foregoing;

(c) the Company shall make representations and warranties (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate statements to the Purchaser pursuant to Section 5.02 of this Agreement, and otherwise complied with all covenants and obligations hereunder and, (2) that the Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans;

(d) the Company shall:

(i) provide such additional representations, warranties, covenants, opinions of counsel or certificates of officers of the Company as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfers or Agency Transfers. The Purchaser shall pay all third party costs associated with the preparation of such information;

(ii) execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and the Company's counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a Servicing Fee for each Mortgage Loan at a Servicing Fee Rate; and

(iii) at any time as required by any Rating Agency, provide such additional documents from the related Retained Mortgage File to the Custodian as may be required by such Rating Agency.

(e) in connection with any Securitization Transaction, the Company shall (1) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (e).

73

(i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (1) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator's form of organization;

(B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D) a description of any affiliation or relationship (of a type described in Item 1119 of Regulation AB) between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

74

(ii) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (1) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party

75

Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer's form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage

76

loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

77

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(iv) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (1) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any Reconstitution Agreement and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v) As a condition to the succession to the Company or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer

78

may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) (A) The Company shall be deemed to represent to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under this Section 9.01(e) that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (1) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (4) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B) If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under this Section 9.01(e), the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the

79

representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(viii) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

(f) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Service, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such

80

Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, data, certification, accountants' letter or other material provided under Sections 4.29, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of the Company, or provided under Sections 4.29, 6.04(ii), 6.06, 9.01(d) and (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; *provided, by way of clarification,* that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Company of its obligations under this Section 9.01(e), including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 4.29, 6.04(ii), 6.06, 9.01(d) and (e), including any failure by the Company to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Company of a representation or warranty set forth in Section 9.01(e)(vi)(A) or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date; or

81

(iv) the negligence, bad faith or willful misconduct of the Company in connection with its performance under Sections 4.29, 6.04, 6.06 or 9.01(e).

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(g) The Purchaser and each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any computational materials, and any amendments or supplements to the foregoing (collectively, the "Securitization Materials"); or

(ii) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or

82

necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(h) the Company shall cooperate with the Purchaser in servicing the Mortgage Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third party service providers and the provision of third party services relating to a Securitization Transaction; provided, however, that such requirements are reasonably acceptable to the Company and pose no greater risk, obligation or expense to the Company than otherwise set forth in this Agreement. Any additional costs and/or expenses will be paid by the requesting party.

The Purchaser and the Company acknowledge and agree that the purpose of Section 9.01(e) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB also apply to comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing

83

of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under this Article IX and by reasonably limiting such requests to information necessary, in the Purchaser's reasonable judgment, to comply with Regulation AB.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank for each Mortgage Loan that is a part of a Whole Loan Transfer or Agency Transfer or prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of a Securitization Transaction. The Purchaser shall pay all preparation and recording costs associated therewith if the Assignments of Mortgage have been previously prepared and recorded in Purchaser's name. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements. If required at any time by a rating agency, Purchaser or successor purchaser in connection with any Whole Loan Transfer, Agency Transfer or Securitization Transaction, the Company shall deliver such additional document from its Retained Mortgage File within ten (10) days to the Custodian, successor purchaser or other designee of the Purchaser as said rating agency, Purchaser or successor purchaser may require.

All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Transfers or Securitization Transactions or (ii) that are subject to a Securitization for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01. Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set

84

forth in this Agreement or in the Custody Agreement which continues unremedied for a period of thirty (30) days, except as otherwise provided in Section 6.07, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

(iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days; or

(vii) the Company ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

(viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

(ix) an Event of Default as defined in Section 6.07.

If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Purchaser. In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall

85

pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Retained Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, all at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02. Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01. Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing. The representations and warranties and indemnification provisions contained herein shall survive the termination of this Agreement.

Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Retained Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

86

Section 11.02. Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

The Company shall be entitled to receive, as liquidated damages, upon the transfer of the servicing rights, an amount equal to 2.25% of the aggregate outstanding principal amount of the transferred Mortgage Loans as of the termination date.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01. Successor to Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall acknowledge and assume the Company's obligation with respect to each Pledged Asset Mortgage Loan, warrant that the related pledge has been transferred without interference of other liens or loss of the existing lien and make the representations and warranties set forth in Section 3.01, except for subsection (h) with respect to the sale of the Mortgage Loans and subsections (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the

87

Company or termination of this Agreement pursuant to Sections 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Retained Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

If the Company is terminated pursuant to Sections 8.04 and 10.01, the Purchaser shall be entitled to be reimbursed from the Company for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser to service the Mortgage Loans properly and effectively.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02. Amendment.

This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.04. Arbitration.

In the event a claim or controversy arises concerning the interpretation or enforcement of the terms of this Agreement, the Purchaser and the Company agree that such claim or controversy may be settled by final, binding arbitration if the Purchaser and the Company, as applicable, consent to such arbitration at the time such claim or controversy arises which consent may be withheld by the Purchaser or the Company in each party's sole discretion.

88

Section 12.05. Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.06. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i) if to the Company with respect to servicing issues:

if to the Company with respect to all other issues:

Wells Fargo Bank, N.A.
7430 New Technology Way
Frederick, Maryland 21703
Attention: Structured Finance Manager, MAC X3906-012
Fax: (301)846-8152

In each instance with a copy to:

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii) if to Purchaser:

Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, North Carolina 28255
Attention: Managing Director
Telephone: (704) 388-8708
Fax: (704) 386-3215

89

or such other address as may hereafter be furnished to the Company in writing by the Purchaser;

Section 12.07. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.08. Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.09. Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.10. Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.11. Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. In the event the Purchaser assigns this Agreement, and the assignee assumes any and all of the Purchaser's obligations hereunder, the Company acknowledges and agrees to look solely to such assignee, and not the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Company with respect thereto.

90

Section 12.12. Solicitation of Mortgagor.

Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

Section 12.13. Further Agreements.

The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.14. Confidential Information.

The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 12.15. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 12.16. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 12.17. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

91

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 12.18. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 12.19. Buydown Loan Aggregate Limitation.

The aggregate outstanding principal balance of all Buydown Mortgage Loans in a Loan Package (the "Actual Buydown Balance") shall not, at any time, be greater than an amount equal to one-half percent (1/2%) of the aggregate outstanding principal balance of all Mortgage Loans in such Loan Package (the "Buydown Limit"). In the event that, at any time, the Actual Buydown Balance is greater than an amount equal to the Buydown Limit, the Company shall, upon the request of the Purchaser, repurchase at the Repurchase Price within (10) Business Days of such request any Buydown Mortgage Loan(s) in such Loan Package; provided, however, that the Actual Buydown Balance immediately after such repurchase shall be no greater than the Buydown Loan Limit. The Company shall promptly provide notice to the Purchaser whenever the Actual Buydown Balance is greater than the Buydown Limit.

92

Section 12.20 Third-Party Beneficiary.

Each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

[Intentionally Blank - Next Page Signature Page]

93

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION, Purchaser

By: ______________________

Name: Bruce Good

Title: Vice President

WELLS FARGO BANK, N.A. Company

By: ______________________

Name: ______________________

Title: ______________________

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION, Purchaser	**WELLS FARGO BANK, N.A. Company**
By: ______________	By: Bradley A. Davis
Name: ______________	Name: Bradley A. Davis
Title: ______________	Title: Vice President

PAGE 2/6 * RCVD AT 5/19/2006 1:47:40 PM [Eastern Daylight Time] * SVR:RIRIGHTFAX/9 * DNIS:37035 * CSID:301 846 8152 * DURATION (mm-ss):01-38

STATE OF NORTH CAROLINA)
) ss:
COUNTY OF MECKLENBURG)

On the 19 day of May, 2006 before me, a Notary Public in and for said State, personally appeared Bruce Good, known to me to be the Vice President of Bank of America, National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires October 04, 2010

** TOTAL PAGE.03 **

STATE OF Maryland )
) ss:
COUNTY OF Frederick )

On the 19th day of May, 2006 before me, a Notary Public in and for said State, personally appeared Bradley Davis, known to me to be Vice President of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public Caroline H Mills

My Commission expires Jan. 21, 2008

PAGE 3/6 * RCVD AT 5/19/2006 1:47:40 PM [Eastern Daylight Time] * SVR:RIRIGHTFAX/9 * DNIS:37035 * CSID:301 846 8152 * DURATION (mm-ss):01-38

EXHIBIT A

FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this _____ day of __________ 20___, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. (the "Seller") as the Seller under that certain Second Amended and Restated Master Mortgage Loan Purchase Agreement, ("Purchase Agreement") and as the Company under that certain Second Amended and Restated Master Seller's Warranties and Servicing Agreement (the "Servicing Agreement") each dated as of May 1, 2006, (collectively, the "Agreements"), the terms of which are incorporated by reference herein, does hereby sell, transfer, assign, set over and convey to Bank of America, National Association as the Purchaser (the "Purchaser") under the Agreements, and Purchaser hereby accepts from Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to each of the (i) Company Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto as Schedule I, (ii) Exception Mortgage Loans, identifying the related exceptions, listed on the Mortgage Loan Schedule attached hereto as Schedule II and (iii) Third-Party Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule III (collectively, the "Mortgage Loan"), together with the Custodial Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.03 of the Servicing Agreement, the Seller has delivered to the Custodian the documents required to be delivered under the Agreements for each Mortgage Loan to be purchased. The Servicing Files and the Retained Mortgage Files retained by the Seller pursuant to Section 2.01 of the Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

The Company hereby makes the representations and warranties set forth in Section 3.01 and for each of the Mortgage Loans, Section 3.02 of the Servicing Agreement as of the date hereof.

Attached hereto as Exhibit A is a copy of the Third-Party Underwriting Guidelines relating to the Third-Party Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule III.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

BANK OF AMERICA, NATIONAL ASSOCIATION	**WELLS FARGO BANK, N.A.**
Purchaser	**Company**
By: ______________________________	By: ______________________________
Name: ____________________________	Name: ____________________________
Title: _____________________________	Title: _____________________________

Exhibit A-1

Schedule I

Company Mortgage Loans
Mortgage Loan Schedule

Exhibit A-1

Schedule II

Exception Mortgage Loans
Mortgage Loan Schedule

Exhibit A-1

Schedule III

Third-Party Mortgage Loans
Mortgage Loan Schedule

Exhibit A-1

Exhibit A

Third-Party Underwriting Guidelines

Exhibit A-1

EXHIBIT B

FORM OF
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

____________, 20__

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "Agreement"), dated __________________, 20__ among _________________, a _________________ corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee") and Wells Fargo Bank, N.A. (the "Company"), having an office at 1 Home Campus, Des Moines, Iowa 50328-0001:

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (i) that certain Seller's Warranties and Servicing Agreement (the "Seller's Warranties and Servicing Agreement"), dated as of _________________, by and between _________________ (the "Purchaser"), and _________________ (the "Company"), (ii) that certain Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement" and, together with the Seller's Warranties and Servicing Agreement, the "Purchase and Servicing Agreements"), dated as of _______, by and between the Purchaser and the Company, (iii) the mortgage loans delivered thereunder by the Company to the Assignor set forth on Exhibit 1 attached hereto (the "Mortgage Loans"), and (iv) that certain Custody Agreement (the "Custody Agreement" and, together with the Purchase and Servicing Agreements, the "Assigned Agreements"), dated as of _________________, by and among the Purchaser and _________________ (the "Custodian").

Simultaneously with the execution of this Agreement, on the date hereof, the Assignee shall pay to the Assignor for each Mortgage Loan the purchase price as calculated pursuant to the [Commitment Letter], dated as of _______, 200_ (the "[Commitment Letter]"), by and between the Assignee and the Assignor. The Assignee shall pay the purchase price payable under the Commitment Letter by wire transfer of immediately available funds to the account specified by the Assignor. The Assignee shall be entitled to (i) all payments and other recoveries of principal on the Mortgage Loans received after ______, 200_ or such other date mutually agreeable to the Assignor and the Assignee (the "Mortgage Loans Cut-off Date") and (ii) all payments of interest on the Mortgage Loans at the related Mortgage Loan Remittance Rate.

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

Exhibit B-1

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Assigned Agreements or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Assigned Agreements, the Custody Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Purchase and Servicing Agreements or the Mortgage Loans; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3. That Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and the Custody Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

Exhibit B-2

f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also a "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Assigned Agreements is:

____

____

____

Attention:

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

____

____

Attention:

4. From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the

Exhibit B-3

Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Seller's Warranties and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Assigned Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

[Signatures Follow]

Exhibit B-4

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
By: ____________________________	By:
Name: _________________________	Name:
Its: ____________________________	Its:
Taxpayer Identification No.:	Taxpayer Identification No.:

Acknowledged this ___ day of ________________, 20___

WELLS FARGO BANK, N.A.
Company

By:

Name:

Exhibit B-5

EXHIBIT D

CONTENTS OF EACH RETAINED MORTGAGE FILE, CUSTODIAL MORTGAGE FILE AND SERVICING FILE

With respect to each Mortgage Loan, the Retained Mortgage File and Custodial Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Master Seller's Warranties and Servicing Agreement to which this Exhibit is attached (the "Agreement"):

With respect to each Custodial Mortgage File:

1. (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly known as [previous name]"). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

   (b) With respect to no more than 1% of the unpaid principal balance of the Mortgage Loans as of the related Cut-off Date, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2. the originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

3. The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company],

Exhibit D-1

successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Company shall take all actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

4. The original of any guarantee executed in connection with the Mortgage Note (if any).

5. Original or certified copy of power of attorney, if applicable.

6. For each Pledged Asset Mortgage Loan, an Assigned Letter of Credit.

With respect to each Retained Mortgage File:

7. For any Mortgage Loan not recorded in the name of MERS, the original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

8. For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening

Exhibit D-2

assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

9. The original mortgagee policy of title insurance (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance).

10. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

11. For each Cooperative Loan, the original or a seller certified true copy of the following:

    The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

    UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Purchaser;

    Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Company;

    Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

    Cooperative Shares with a Stock Certificate in blank attached;

    Original Proprietary Lease;

Exhibit D-3

Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

12. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

13. Fully executed residential loan application.

14. Fully executed Mortgage Loan closing statement (Form HUD-1) and any other truth in lending or real estate settlement procedure forms required by law.

15. Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver Plus.

16. Verification of acceptable evidence of source and amount of down payment.

17. Credit report on the Mortgagor.

18. Residential Appraisal report.

19. Photograph of the Mortgaged Property.

20. Survey of the Mortgaged Property, if required by the title company or applicable law.

21. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22. All fully executed required disclosure statements required by state and federal law.

23. If available, termite report, structural engineer's report, water potability and septic certification.

24. Sales contract, if applicable.

Exhibit D-4

25. Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

26. Amortization schedule, if available.

27. Payment history for any Mortgage Loan that has been closed for more than 90 days.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

Exhibit D-5

EXHIBIT E

DATA FILE

Loan Number
Channel
Property City
Property State
Property Zip
Property County
Note Date
First Payment Date
Last Payment Date
Maturity Date
Original Loan Amount
Purchase Price
Appraised Value
Current Balance
Sale Balance
Current Interest Rate
Current PANDI
Product Type
Remaining Term
LTV
MI Code
Property Type
Occupancy Code
Purpose Code
Stream Code
Conforming
Client Name
LEX Number
Employer Name
Subsidy Code
Initial Interest Rate
Rate Change Date
Margin
Rate Cap
Max Interest Rate
Convertible
Index
Periodic Rate Cap
Relo Indicator
Temp Buydown
Servicing Fee

Exhibit E-1

Master Service Fee
Servicer Name
TLTV
ECS Raw Score
ECS Score Code
FICO Raw Score
FICO Score Code
ECS Version Number
Leasehold Indicator
No Ratio Indicator
Alt A Indicator
Citizen Type Code
Program Code
Credit Grade
Lien Status
Terminal Didget
Prepayment Penalty Period (years)
Servicer Code
Loan Term Number
Loan MI Certificate Number
Loan MI Coverage Percent
Borrower Last Name
Borrower First Name
Borrower Street Address
Pledged Asset Indicator
Loan Effect LTV Percent
Timesaver Indicator
Interest Only Indicator

Exhibit E-2

EXHIBIT F

SERVICING SYSTEM GUIDELINES AND REQUIREMENTS

Loading/Updating Investor Headers

1. Bank of America will provide investor header matrix for input on MSP by Servicer. Updates/additions will occur monthly, including new investor header detail for each new deal that is settled.
2. The Servicer will load investor headers upon receipt or before month end. The following fields will need to be updated on IN03: MS OPT, MS INV CNTRL NO, MS MO DELQ, and MS JUST FL.
3. The Servicer will update the investor headers on the first business day of the next/following month to ensure that the correct loan accounts will appear on the corresponding 413 file that will represent the new month's activity.

Loading Account Numbers

1. Upon receipt of a funding schedule, Bank of America will deliver a cross reference of Servicer-to-Bank of America account numbers to the servicer. The account numbers will be delivered in the tran 55 layout for loading in the next Servicer MSP cycle.
2. The Servicer will load account numbers on the first business day of the month to ensure that the correct Bank of America account numbers will appear on the corresponding 413 file that will represent the new month's activity.

Automated Monetary Transaction File – 413

1. Call Fidelity PowerCell and request installation of IP 770
2. On the first business day of the month, the financial transactions for the LSBO portfolio will transmit from the Servicer MSP system to the Bank of America MSP system.

Monthly Servicer File – Automated

1. Call Fidelity PowerCell and initiate an SSR for the installation of IP 1804 and the interchange set-up required to host and transmit this file. This enhancement will provide an automated month-end feed from the Servicer to Bank of America for the LSBO portfolio identified by the corresponding investor headers. The feed will include all new loans purchased by Bank of America in the previous month, as well as a maintenance file for all existing loans in the LSBO portfolio
2. Once installed, populate XX flag on the IN03 screen. This flag will assist with synchronizing the feeds received in the Monthly Servicer File and the corresponding 413 file.
3. Bank of America will receive and process the electronic file on the first business day of the month for the previous month-end file. *Note: This file comes from the servicer automatically with the installation of the IP.*

Exhibit F-1

Monthly Servicer File – Manual

For testing purposes, and in the event that the IP is not installed prior to initial conversion, a manual process is in place to provide the Monthly Servicer File data feed for ***remote*** MSP clients.

1. The Servicer will load/update investor header information received from Bank of America.
2. The Servicer will send an email granting permission to Fidelity to provide the manual feed of accounts in the assigned investor headers identified. The email will contain the MSP client and corresponding investor/categories to be included in the feed.
3. Bank of America will receive and process the file on the first business day of the month for the previous month-end file.

Note: For ***licensed*** MSP clients, the servicer will install and use the existing work-around EZTrieve process. (This will require the installation, testing, and implementation of the EZTrieve until the IP is ready.) The servicer will be required to develop a test file and production files until the IP is available.

Reporting Requirements

Required reports for the LSBO project are as follows:

- **S215** - Report summarizes the collections made during the reporting period
- **S214** - Report summarizes paid in full loans made during the reporting period
- **P139** - Monthly statement of mortgage accounts or a trial balance as of the cutoff date
- **Scheduled Remittance Reports** – Servicers send on a monthly basis. We would like this report by the 5th business day.
- **Delinquency Report** – Report from the servicer to be sent by the 5th business day. If the servicer is a Fidelity client, we would like a P4DL report. Otherwise, a similar report will suffice. LSBO would like this report sent via e-mail or fax.

Note: These S215, S214, and P139 reports will be provided in an electronic format. These reports are automatically generated when the 951/139 cutoff is calendared. The reports are required for the LSBO project; reports in addition to these may be reasonably required in a format mutually agreed by the Purchaser and the Company.

Exhibit F-2

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company][Name of Subservicer] shall address, as a minimum, the criteria identified below as "Applicable Servicing Criteria"

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
	General Servicing Considerations		
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X	
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	
	Cash Collection and Administration		
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X	
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	
	Investor Remittances and Reporting		
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X	
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X	
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
	Pool Asset Administration		
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X	
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X	
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X	
1122(d)(4)(v)	The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X	
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X	
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X	
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X	
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X	
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X	
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X	
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.	X	
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.	X	
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT I

SARBANES CERTIFICATION

Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

I, ________________________________, the ______________________ of [Name of Servicer] (the "Servicer"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Servicer Servicing Information");

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the

[Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:_____________________________
Name:___________________________
Title:____________________________

SECOND AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AGREEMENT

This is a Second Amended and Restated Master Mortgage Loan Purchase Agreement (the "Agreement"), dated as of May 1, 2006, by and between Bank of America, National Association, having an office at 214 North Tryon Street, Charlotte, North Carolina 28255 (the "Purchaser") and Wells Fargo Bank, N.A., having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

W I T N E S S E T H

WHEREAS, the Seller agrees to sell, and the Purchaser agrees to purchase, from time to time certain residential first lien adjustable rate and/or fixed rate mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein:

WHEREAS, the Mortgage Loans shall be delivered as pools of whole loans (each a "Loan Package") on various dates as provided herein (each a "Closing Date"); and

WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed Transactions will be effected.

NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of the date herewith (the "Master Seller's Warranties and Servicing Agreement").

SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase from time to time, Mortgage Loans in Loan Packages having aggregate principal balances on the related Cut-off Date in amounts as set forth in the respective Commitment Letters, or in such other amounts as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans in the related Loan Package accepted by the Purchaser on the related Closing Date. The Mortgage Loans will be delivered pursuant to the Master Seller's Warranties and Servicing Agreement, between the Purchaser and the Seller.

SECTION 3. Mortgage Loan Schedule. The Seller will provide the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement for each Transaction (the "Mortgage Loan Schedule"). Each Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" under the Master Seller's Warranties and Servicing Agreement.

SECTION 4. Purchase Price. The purchase price for each Loan Package (the "Purchase Price") shall be the percentage of par as stated in the related Commitment Letter, multiplied by the aggregate scheduled principal balance, as of the related Cut-off Date, of the Mortgage Loans in the related Loan Package, after application of scheduled payments of principal for such related

Loan Package due on or before such Cut-off Date whether or not collected. The Purchase Price for a Loan Package may be adjusted as stated in the related Commitment Letter.

In addition to the Purchase Price, the Purchaser shall pay to the Seller, at closing, accrued interest on the aggregate scheduled principal amount of the related Mortgage Loans at the weighted average Mortgage Loan Remittance Rate for each Loan Package from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

With respect to each Loan Package, the Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date) and (4) all Prepayment Penalties. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

SECTION 5. Examination of Mortgage Files. Prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the Custodial Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Custodial Mortgage Files and the Retained Mortgage Files available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after such Closing Date upon prior reasonable notice to the Seller. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Custodial Mortgage Files and the Retained Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief or remedy as provided under the Master Seller's Warranties and Servicing Agreement.

The Purchaser shall cause the Custodian to act as bailee for the sole and exclusive benefit of the Seller pursuant to the Custodial Agreement and act only in accordance with Seller's instructions. Upon the Seller's receipt of the Purchase Price, the Seller shall provide notification to the Custodian to release ownership of the Mortgage Loan Documents specified above to the Purchaser. Such notification shall be in a form of a written notice by facsimile or other electronic media, with a copy sent to the Purchaser. Subsequent to such release, such Mortgage Loan Documents shall be retained by the Custodian for the benefit of the Purchaser. All Mortgage Loan Documents related to Mortgage Loans not purchased by the Purchaser on the

Closing Date, shall be maintained by the Custodian for the benefit of the Seller and shall be returned to the Seller within two (2) Business Days after the Closing Date.

SECTION 6. Representations, Warranties and Agreements of Seller. The Seller agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Section 3.01 and 3.02 of the Master Seller's Warranties and Servicing Agreement, as of each Closing Date. The meaning of the term "Agreement" as used in Sections 3.01 and 3.02 of the Seller's Warranties and Servicing Agreement shall include this Agreement. The Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the related Closing Date:

a) neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

b) the Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

SECTION 7. Representation, Warranties and Agreement of Purchaser. The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

a) the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

b) except as contemplated under the Seller's Warranties and Servicing Agreement, the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

c) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

d) the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from the Seller; and

e) neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

SECTION 8. Closing. The closing for the purchase and sale of each Loan Package, shall take place on the related Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

The closing shall be subject to each of the following conditions:

a) all of the representations and warranties of the Seller under this Agreement and under the Master Seller's Warranties and Servicing Agreement shall be true and correct as of such Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Master Seller's Warranties and Servicing Agreement;

b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

c) the Seller shall have delivered and released to the Custodian under the Master Seller's Warranties and Servicing Agreement all documents required pursuant to the Master Seller's Warranties and Servicing Agreement; and

d) all other terms and conditions of this Agreement and the Master Seller's Warranties and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the related Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9. Closing Documents. With respect to the initial closing date, the Closing Documents shall consist of fully executed originals of the following documents:

1. the Master Seller's Warranties and Servicing Agreement, in two counterparts;

2. this Agreement in two counterparts;

3. the Custody Agreement, in three counterparts, in the form attached as an exhibit to the Master Seller's Warranties and Servicing Agreement;

4. the Mortgage Loan Schedule for the related Loan Package, one copy of each to be attached to each counterpart of the related Assignment and Conveyance Agreement, to each counterpart of the Custody Agreement, as the Mortgage Loan Schedules thereto;

5. a trust receipt and/or an initial certification, as required under the Custody Agreement; and

6. an Assignment and Conveyance Agreement for the related Mortgage Loans.

On each subsequent Closing Date, the following documents:

1. the Mortgage Loan Schedule for the related Loan Package;

2. an Assignment and Conveyance Agreement of Mortgage Loans for the related Loan Package; and

3. a trust receipt and/or an initial certification, as required under the Custody Agreement.

SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian. The Seller shall be responsible for reasonable costs and expenses associated with any preparation and recording of the initial Assignments of Mortgage. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees, shall be paid by the Seller.

SECTION 11. Servicing. The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the Master Seller's Warranties and Servicing Agreement. The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate.

SECTION 12. Financial Statements. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of Operations of the Seller for the most recently completed two fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Purchaser shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller in a format intended or otherwise suitable for the public at large. The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans in its own portfolio and loans serviced for others (if any), including loss and delinquency ratios.

The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by the

Purchaser or any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 13. Mandatory Delivery. The sale and delivery on each Closing Date of the related Mortgage Loans described on the respective Mortgage Loan Schedules is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on such Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before such Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 15. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

SECTION 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 17. Place of Delivery and Governing Law. This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in North Carolina and shall be deemed to have been made in North Carolina. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of

New York, except to the extent preempted by Federal Law. In the event a claim or controversy arises concerning the interpretation or enforcement of the terms of this Agreement, the Purchaser and the Seller agree that such claim or controversy may be settled by final, binding arbitration if the Purchaser and the Seller, as applicable, consent to such arbitration at the time such claim or controversy arises which consent may be withheld by the Purchaser or the Seller in their sole discretion.

Each of the Seller and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Seller or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

SECTION 18. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Seller shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales. The requirement of the Seller pursuant to (ii) above shall terminate on the Closing Date, except as provided pursuant to Article IX of the Master Seller's Warranties and Servicing Agreement. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

SECTION 19. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Custodial Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 20. Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 21. Waivers; Other Agreements. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

f) the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 24. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

[Signatures Follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION
(Purchaser)

By: ______________________
Name: Bruce W. Good
Title: Vice President

WELLS FARGO BANK, N.A.
(Seller)

By: ______________________
Name: ______________________
Title: ______________________

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION
(Purchaser)

By: ____________________
Name: ____________________
Title: ____________________

WELLS FARGO BANK, N.A.
(Seller)

By: Bradley A. Davis
Name: Bradley A. Davis
Title: Vice President

PAGE 4/6 * RCVD AT 5/19/2006 1:47:40 PM [Eastern Daylight Time] * SVR:RIRIGHTFAX/9 * DNIS:37035 * CSID:301 846 8152 * DURATION (mm-ss):01-38

Execution Version

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

July 25, 2006

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "*AAR Agreement*"), dated July 25, 2006, among Bank of America, National Association (the "*Assignor*"), Thornburg Mortgage Home Loans, Inc. (the "*Assignee*") and Wells Fargo Bank, N.A. (the "*Company*").

WHEREAS, pursuant to the Agreements (as defined herein), Assignor purchased and Company sold the mortgage loans listed on Exhibit A hereto (the "*Assigned Loans*") on June 22, 2006 and June 28, 2006 (each, an "*Original Closing Date*").

WHEREAS, the Assignee desires to purchase from the Assignor and the Assignor desires to sell to the Assignee the Assigned Loans pursuant to the terms of this AAR Agreement.

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Sale and Assignment.

The Assignor hereby grants, transfers, assigns and sells to the Assignee all right, title and interest of the Assignor, in, to and under (a) the Assigned Loans, (b) that certain Second Amended and Restated Master Mortgage Loan Purchase Agreement (the "*Purchase Agreement*"), dated as of May 1, 2006, by and between the Assignor and the Company, (c) that certain Second Amended and Restated Master Seller's Warranties and Servicing Agreement (the "*Servicing Agreement*"), dated as of May 1, 2006, by and between Assignor and the Company, (d) that certain Assignment and Conveyance Agreement, dated June 22, 2006 (the "June 22 *Assignment and Conveyance Agreement*"), and (e) that certain Assignment and Conveyance Agreement, dated June 28, 2006 (the "June 28 *Assignment and Conveyance Agreement*" and together with the June 22 Assignment and Conveyance Agreement, the Purchase Agreement and the Servicing Agreement, the "*Agreements*"), by and between the Assignor and the Company, as each relates to the Assigned Loans and only the Assigned Loans and the Assignee hereby assumes all of the Assignor's obligations and duties under the Agreements from and after the date hereof, and the Company hereby acknowledges such sale, assignment and assumption and hereby agrees to the release of the Assignor from any obligations or duties under the Agreements from and after the date hereof. The Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under any mortgage loans subject to the Agreements other than the Assigned Loans. Notwithstanding the foregoing, it is understood that the Company is not released from liability to the Assignor for any breaches of any representations, warranties or covenants made by the Company in the Agreements prior to the date hereof regardless of when such breaches are discovered or made known. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Servicing Agreement.

53570.000148 CHARLOTTE 178432v4

Upon the execution of this AAR Agreement on July 25, 2006, the Assignee shall pay to the Assignor the purchase price as calculated pursuant to the commitment letter (the "*Commitment Letter*"), dated as of June 16, 2006, by and between the Assignee and the Assignor. The Assignee shall pay the purchase price payable under the Commitment Letter by wire transfer of immediately available funds to the account specified by the Assignor. Upon payment of such purchase price, the Assignee assumes all right, title and interest in and to the Assigned Loans and the related Custodial Mortgage Files and the Retained Mortgage Files (the "*Mortgage Files*"). The Assignee shall be entitled to all scheduled payments due on the Assigned Loans after July 1, 2006 (the "*Assigned Loans Cut-off Date*") and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Assigned Loans Cut-off Date except as otherwise specified in the Commitment Letter. The Assignor, at its expense, shall have caused to be delivered to the Assignee or its designee the Custodial Mortgage File for each Assigned Loan in the Assignor's or its custodian's possession prior to the date hereof.

2. Representations, Warranties and Covenants of the Assignor.

The Assignor warrants and represents to, and covenants with, the Assignee that:

(a) The Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's articles of association or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Assignor. This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof. There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this AAR Agreement or (ii) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and, if determined adversely to the Assignor, will materially and adversely affect its ability to perform its obligations under this AAR Agreement;

2

53570.000148 CHARLOTTE 178432v4

(b) The Assignor is the lawful owner of the Assigned Loans with the full right to transfer the Assigned Loans and all of its interests, rights and obligations under the Agreements free from any and all encumbrances, liens, pledges, participation interests, claims or security interests of any nature encumbering the Assigned Loans. Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note related to any Assigned Loan or the related Mortgage or any interest or participation therein;

(c) The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage related to any Assigned Loan, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage related to any Assigned Loan, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission;

(d) The Assignor has not taken any action that would serve to impair or encumber the Assignor's ownership interest in the Assigned Loans since the related Original Closing Date;

(e) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Agreements or the Assigned Loans;

(f) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements or the Assigned Loans, including without limitation the transfer of the servicing obligations under the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements or the Assigned Loans;

(g) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the "*Securities Act*") or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto;

(h) The representations and warranties contained in Section 3.02 of the Servicing Agreement, to the extent they relate to matters arising on or after the related Original Closing Date, are true and correct as of the date of this AAR Agreement. For purposes of making the representations and warranties contemplated in the foregoing sentence, each reference in Section 3.02 of the Servicing Agreement (i) to the "Cut-off Date" shall be deemed to be a reference to the Assigned Loans Cut-off Date, (ii) to the "Mortgage Loan Schedule" shall be

3

53570.000148 CHARLOTTE 178432v4

deemed to be a reference to Exhibit A hereto and (iii) to the "Closing Date" shall be deemed to be a reference to the date of this AAR Agreement;

(i) The information set forth on Exhibit A hereto is true and correct. Exhibit A includes the data fields identified on Exhibit E of the Servicing Agreement and the following additional data field: Original Interest Rate, Original Principal and Interest Payment, Origination Date, Minimum Interest Rate, Interest Only Term, Interest Only Expiration Date and Number of Units;

(j) There are no balloon payment loans, no Time$aver®Mortgage Loans, Mortgage Loans insured by LPMI Policies, Mortgage Loans secured by Mortgaged Property used for commercial purposes or upon which is erected Manufactured Housing, and no Mortgage Loan is secured by any collateral, pledge account or other security except the lien of the corresponding Mortgage; and

(k) The information delivered by the Assignor to the Assignee with respect to the loan loss and delinquency experience with respect to the Mortgage Loans for the twelve (12) months immediately preceding the date of this AAR Agreement is true and correct in all material respects.

It is understood and agreed that the representations and warranties set forth in this Section 3 shall survive delivery of the respective Mortgage Files to the Assignee or its designee and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 3 with respect to, and to the extent of, representations and warranties made by the Company in the Agreements. It is further understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained herein or in the Commitment Letter, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

3. Repurchase of Assigned Loans.

The Assignor and the Assignee understand and agree that:

(a) Upon the discovery by the Assignor or the Assignee and its assigns of a breach of any representation, warranty, or covenant under this AAR Agreement, the party discovering such breach shall give prompt written notice to the other parties to this AAR Agreement. Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this AAR Agreement that materially and adversely affects the value of any Assigned Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Assigned Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within sixty (60) days from the date on which it is notified of or discovers the breach, the Assignor shall, at the Assignee's option, repurchase the Assigned Loan at the Repurchase Price (as defined in the Commitment Letter between the Assignor and the Assignee) no later than ninety (90) days from

4

53570.000148 CHARLOTTE 178432v4

the date on which it is notified of the breach. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 4 shall be accomplished by wire transfer of the amount of the Repurchase Price to an account designated by the Assignee. Notwithstanding anything to the contrary herein, a breach of a representation or warranty set forth in clauses (rr), (yy) or (aaa) of Section 3.02 of the Servicing Agreement shall not be subject to cure and any such Mortgage Loan shall be subject to repurchase at the Repurchase Price. In addition to such repurchase or substitution obligation, the Assignor shall indemnify the Assignee and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of a representation or warranty under this AAR Agreement.

(b) In the event the Company has breached a representation or warranty under the Servicing Agreement that is substantially identical to a representation or warranty by the Assignor hereunder, the Assignee shall first proceed against the Company. If the Company does not within ninety (90) days after notification of the breach, cure such breach or repurchase the Assigned Loan in the same manner as set forth in Section 3.03 of the Servicing Agreement, the Assignee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach, to repurchase the Assigned Loan from the Assignee, and/or to indemnify Assignee. If the Assignor cures such breach, repurchases the Assigned Loan or indemnifies Assignee, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Company to cure such breach, repurchase such Assigned Loan, and/or indemnify Assignee under the terms of the Servicing Agreement with respect to such Assigned Loan. Any repurchase subject to this subsection (b) shall be at the Repurchase Price as defined in the Servicing Agreement as modified herein.

(c) Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of the Agreements, to oversee compliance thereof, or to take notice of any breach or default thereof.

4. Representations, Warranties and Covenants of the Assignee.

The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

(a) The Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's articles of association or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Assignee. This AAR Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Company and the Assignor, will constitute the valid

5

53570.000148 CHARLOTTE 178432v4

and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance by the Assignee of this AAR Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof. There are no actions, suits or proceedings pending or, to the knowledge of the Assignee, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this AAR Agreement or (ii) with respect to any other matter that in the judgment of the Assignee will be determined adversely to the Assignee and, if determined adversely to the Assignee, will materially and adversely affect its ability to perform its obligations under this AAR Agreement;

(b) The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser or owner thereunder solely with respect to the Assigned Loans;

(c) The Assignee understands that the Assigned Loans have not been registered under the Securities Act or the securities laws of any state;

(d) The purchase price being paid by the Assignee for the Assigned Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

(e) The Assignee is acquiring the Assigned Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Assigned Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

(f) The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans;

(g) The Assignee has been furnished with all information regarding the Assigned Loans that it has requested from the Assignor or the Company;

(h) Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the

6

53570.000148 CHARLOTTE 178432v4

Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner which would constitute a distribution of the Assigned Loans under the Securities Act or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Assigned Loans;

(i) Either (i) the Assignee is not an employee benefit plan ("*Plan*") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("*ERISA*") or a plan ("*Plan*") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("*Code*"), and the Assignee is not directly or indirectly purchasing the Assigned Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (ii) the Assignee's purchase of the Assigned Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code; and

(j) None of the Assigned Loans are Pledged Asset Mortgage Loans.

(k) The Assignee's address for purposes of all notices and correspondence related to the Assigned Loans and the Agreements is:

Thornburg Mortgage Home Loans, Inc.
150 Washington Ave., Suite 302
Santa Fe, New Mexico 87501
Attention: Deborah J. Burns

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Assigned Loans and the Agreements shall be provided by the Master Servicer.

5. Representations and Warranties of the Company.

The Company warrants and represents to, and covenants with, the Assignee that:

(a) The representations and warranties contained in Section 3.01 of the Servicing Agreement are deemed to be made as of the date of this AAR Agreement, and all such representations and warranties are true and correct as of the date of this AAR Agreement; the representations and warranties contained in Section 3.02 of the Servicing Agreement were true and correct as of the related Original Closing Date;

(b) The Company has serviced the Assigned Loans in accordance with the terms of the Servicing Agreement, provided accurate statements pursuant to Section 5.02 thereof and otherwise complied with all covenants and obligations thereunder;

(c) This AAR Agreement has been duly executed and delivered by the Company and, upon the due authorization, execution and delivery by the Assignee and the Assignor, will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of

7

53570.000148 CHARLOTTE 178432v4

whether enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance by the Company of this AAR Agreement does not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof; and

(d) The Company has executed and delivered a Servicing Control Agreement, in the format attached hereto as Exhibit C, to the Assignee on the date hereof.

6. Accuracy of the Agreements.

Each of the Company and the Assignor represents and warrants to the Assignee that (i) attached hereto as Exhibit B is a true, accurate and complete copy of each of the Agreements and all amendments and modifications, if any, thereto, (ii) the Agreements are in full force and effect on the date hereof, (iii) the Agreements have not been amended or modified in any respect, except as set forth in this AAR Agreement, (iv) no notice of termination has been given to the Company under the Agreements, and (v) to its knowledge, there is no currently existing Event of Default of the Servicer under the Agreements.

7. Modification of Servicing Agreement.

(a) The definition of "Custody Agreement" contained in Article I of the Servicing Agreement is deleted and replaced with the following:

"The custodial agreement between Thornburg Mortgage Home Loans, Inc. and LaSalle Bank National Association or its successors in interest or assigns, governing the retention of the Mortgage Loan Documents contained in the Custodial Mortgage File."

(b) Section 4.01 (Company to Act as Servicer) of the Servicing Agreement is hereby amended by adding ", and the Servicer has obtained the Purchaser's consent" to the end of the second sentence of the second paragraph thereof and by deleting the phrase "In the event that no default exists or is imminent" from the beginning of the third sentence of such paragraph.

(c) Section 4.16 (Title, Management and Disposition of REO Property) of the Servicing Agreement is hereby amended by deleting the phrase "ninety percent (90%) of its appraised value" in the sixth paragraph and replacing it with the phrase "ninety-five percent (95%) of the outstanding principal balance of such Mortgage Loan."

(d) Section 4.20 (Notification of Adjustments) of the Servicing Agreement is hereby amended by inserting the following sentence at the end of such section:

> "The Company, promptly upon written request therefore, shall deliver to the Purchaser such notification and any additional data readily available to the Company regarding such adjustments and the methods used to calculate and implement such adjustments."

(e) Section 4.27 (Automated Servicing Systems) of the Servicing Agreement is hereby deleted in its entirety.

8

53570.000148 CHARLOTTE 178432v4

(f) A new Section 4.34 (Designation of a Master Servicer) is hereby added:

"Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall have the right, in its sole discretion, to appoint and designate (such action, the "Appointment") a master servicer (a "Master Servicer"), as master servicer of some or all of the Mortgage Loans. Upon receipt of written notice of such Appointment from the Purchaser, the Company shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the Purchaser hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, including without limitation, the right to indemnification, and the Company shall follow the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser's designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same. All amounts due the Purchaser under this Agreement shall be remitted to the Master Servicer in accordance with the Master Servicer's instructions which shall be mutually agreed to between the Company and the Master Servicer. The Master Servicer shall not assume any of the liabilities of the Purchaser under this Agreement.

The Company shall treat the Master Servicer as the Purchaser under this Agreement, unless and until the Company receives written notice from the Purchaser that the Purchaser has terminated the Master Servicer (such notice, the "Master Servicer Termination"). Upon receipt of the Master Servicer Termination, the Company shall no longer recognize or deal with the Master Servicer as the Purchaser's designee hereunder, but shall instead deal directly with the Purchaser, or such other designee appointed by the Purchaser."

(g) Section 5.02 (Statements to Purchaser) of the Servicing Agreement is deleted in its entirety and replaced with the following:

"Not later than the tenth (10th) calendar day (and if such tenth (10th) calendar day is not a Business Day, the immediately preceding Business Day) of each month, the Company shall furnish in an agreed upon electronic format to the Master Servicer, a monthly, loan level, scheduled remittance advice, a delinquency report, trial balance report and payment and payoff activity detail containing the information set forth in Exhibit G, each in a form mutually acceptable to the Company and the Master Servicer, as to the remittance period ending on the last day of the preceding month."

(h) Exhibit C (Custody Agreement) to the Servicing Agreement is hereby deleted in its entirety.

9

53570.000148 CHARLOTTE 178432v4

(i) Exhibit G (Monthly Remittance Advice) to the Servicing Agreement is hereby replaced with the attached Exhibit D.

8. Survival of Certain Provisions.

The Company hereby acknowledges and agrees that the obligation of Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Article IX, Section 4.29, Section 6.04 or Section 6.06 of the Servicing Agreement shall survive the termination of the Servicing Agreement or the termination of any party to the Servicing Agreement or this AAR Agreement, but only with respect to the time period during which either agreement was in effect with respect to such party.

9. Recognition of Assignee.

From and after the date of this AAR Agreement, the Company shall note the transfer of the Assigned Loans as of the Assigned Loans Cut-off Date to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Assigned Loans and the Company shall service the Assigned Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Servicing Agreement and the Purchase Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

10. Governing Law.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[SIGNATURES ON THE FOLLOWING PAGE]

10

53570.000148 CHARLOTTE 178432v4

IN WITNESS WHEREOF, the parties have caused this AAR Agreement be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION
Assignor

By: ______________________

Name: Bruce W. Good

Its: Vice President

THORNBURG MORTGAGE HOME LOANS, INC.
Assignee

By: ______________________

Name: ______________________

Its: ______________________

WELLS FARGO BANK, N.A.
Company

By: ______________________

Name: ______________________

Its: ______________________

[BANA - Thornburg (Wells Fargo) AAR Signature Page (July 25, 2006)]

IN WITNESS WHEREOF, the parties have caused this AAR Agreement be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION
Assignor

By: ______________________________

Name: ______________________________

Its: ______________________________

THORNBURG MORTGAGE HOME LOANS, INC.
Assignee

By: ______________________________
Deborah J. Burns
Senior Vice President

Name: ______________________________

Its: ______________________________

WELLS FARGO BANK, N.A.
Company

By: ______________________________

Name: ______________________________

Its: ______________________________

[BANA - Thornburg (Wells Fargo) AAR Signature Page (July 25, 2006)]

IN WITNESS WHEREOF, the parties have caused this AAR Agreement be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION Assignor	**THORNBURG MORTGAGE HOME LOANS, INC.** Assignee
By: ______________________	By: ______________________
Name: ______________________	Name: ______________________
Its: ______________________	Its: ______________________

WELLS FARGO BANK, N.A.
Company

By: Kelly Butler

Name: Kelly Lynn Butler
Assistant Vice President

Its: ______________________

[Signature Page for BofA-Thornburg (Wells Fargo) AAR]

53570.000148 CHARLOTTE 178432v4

EXHIBIT A

ASSIGNED LOAN SCHEDULE

[Attached hereto]

EXHIBIT A - Page 1

53570.000148 CHARLOTTE 178432v4

EXHIBIT B

EXECUTION COPIES OF SERVICING AGREEMENT,
PURCHASE AGREEMENT AND ASSIGNMENT AND CONVEYANCE AGREEMENT

[Attached hereto]

EXHIBIT B - Page 1

53570.000148 CHARLOTTE 178432v4

EXHIBIT C

FORM OF SERVICING CONTROL AGREEMENT

___________, 200___

[SERVICER]

Re: Servicing Control Agreement

Gentlemen:

_________ ("Servicer") is servicing certain mortgage loans (the "Mortgage Loans") for Thornburg Mortgage Home Loans, Inc. ("Thornburg") pursuant to that certain __________ Agreement (the "Servicing Agreement") [dated ________, 200_] between the Servicer and Thornburg]. Thornburg obtains financing from various lenders (each, as further defined below, a "Lender" and individually and collectively, the "Lenders"), secured by the Mortgage Loans and related assets, including proceeds thereof (collectively, the "Collateral"). This letter agreement confirms the agreement among the Servicer, Thornburg and the Lenders as to the matters set forth herein.

Servicer may be notified from time to time of the identity of Lenders by delivery to Servicer of a Lender Notice in the form of Annex 1 attached hereto, and upon delivery of such Lender Notice to Servicer the lender identified in such Lender Notice shall be a Lender hereunder entitled to all of the rights and benefits hereof, until such time as a Lender Termination Notice in the form of Annex 2 executed by the Lender shall have been delivered to Servicer with respect to such Lender. Servicer agrees to acknowledge receipt of each Lender Notice and Lender Termination Notice by executing such Lender Notice or Lender Termination Notice, as applicable, and delivering it to the applicable Lender, with a copy to Thornburg.

Servicer acknowledges that the Collateral may include Thornburg's right, title and interest in, to and under the Servicing Agreement, and that upon an event of default under the applicable financing arrangements, the applicable Lender shall be entitled to exercise and enforce Thornburg's rights under the Servicing Agreement, including termination thereof to the extent provided in the Servicing Agreement and the applicable financing documents. Thornburg agrees to pay all termination fees or other amounts due to Servicer in connection with any termination of the Servicing Agreement and transfer of the servicing by Lender.

Servicer further agrees that, unless otherwise agreed in writing by Thornburg and all of the Lenders, Servicer shall remit all amounts collected on account of the Mortgage Loans, after deduction of amounts which Servicer is entitled to retain in accordance with the Servicing Agreement, solely to the following account(s):

53570.000148 CHARLOTTE 178432v4

(a) with respect to Mortgage Loans that are master serviced by Wells Fargo, as master servicer, to the account specified by such master servicer for such purposes; and

(b) in all other cases, to the following account:

ABA #071000505
LaSalle CHGO/CTR/BNF:/LaSalle Trust
Account No. 7226851
Attn: Rita Lopez
(312) 904-031

The provisions of the letter agreement shall apply to each Mortgage Loan from the time Servicer commences servicing of such Mortgage Loan pursuant to the Servicing Agreement until Servicer has received a Loan Termination Notice in the form of Annex 3 attached hereto executed by the Lender relating to such Mortgage Loan.

Thornburg shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in accordance with this agreement.

Notices or other communications hereunder shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the applicable Lender Notice; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

No provision of this letter agreement may be modified, amended or revoked without the prior written consent of Thornburg and each Lender.

This letter agreement shall not be assignable by any party without the prior written consent of the other parties, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.

53570.000148 CHARLOTTE 178432v4

Please acknowledge acceptance and agreement to the foregoing by signing and returning the enclosed copy of this letter.

Very truly yours,

THORNBURG MORTGAGE HOME LOANS, INC.

By
Name
Title

Address for Notices:

150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: Xen Stanhope
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

with a copy to:

Attention: Deborah Burns
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

ACCEPTED AND AGREED TO:

[SERVICER]

By
Name:
Title:

Address for Notices:

Attention:
Telecopier:
Telephone:

53570.000148 CHARLOTTE 178432v4

Execution Version

Annex 1

LENDER NOTICE

Gentlemen:

You are hereby notified that the undersigned is a Lender as defined in, and subject to the rights and benefits of, the Servicing Control Agreement between Thornburg Mortgage Home Loans, Inc. and the Servicer identified below.

Please acknowledge receipt of this Lender Notice by executing a copy hereof as provided below and delivering it to Lender, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS, INC.

By:_______________________
Name:
Title:

[LENDER]

By:_______________________
Name:
Title:

Address for Notices:

____
____
____
Attention:
Telecopier:
Telephone:

ACKNOWLEDGED AND AGREED:

[SERVICER]
By:_______________________
Name:
Title:

53570.000148 CHARLOTTE 178432v4

Annex 2

LENDER TERMINATION NOTICE

To: [SERVICER]

Re: Letter Agreement dated __________, 200__ between ____________ ("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and the Lenders from time to time party thereto (the "Servicing Control Agreement")

Gentlemen:

You are hereby notified that the undersigned Lender is no longer a Lender as defined in the above referenced Servicing Control Agreement.

Please acknowledge receipt of this Lender Termination Notice by executing a copy hereof as provided below and delivering it to the undersigned, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS, INC.

By:______________________
Name:
Title:

[LENDER]

By:______________________
Name:
Title:

ACKNOWLEDGED AND AGREED:
[SERVICER]

By:____________________
Name:
Title:

53570.000148 CHARLOTTE 178432v4

Annex 3

LOAN TERMINATION NOTICE

To: [SERVICER]

Re: Letter Agreement dated ___________, 200__ between _____________ ("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and the Lenders from time to time party thereto (the "Servicing Control Agreement")

Gentlemen:

You are hereby instructed, effective on ____________ (the "Servicing Transfer Date"), to service the Mortgage Loans listed on Exhibit A attached hereto to _______________.

From and after the Servicing Transfer Date, the Mortgage Loans listed on Exhibit A shall no longer be subject to the provisions of the Servicing Control Agreement.

THORNBURG MORTGAGE HOME LOANS, INC.

By:_________________________
Name:
Title:

[LENDER 1]

By:_________________________
Name:
Title:

[LENDER 2]

By:_________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:
[SERVICER]

By:______________________
Name:
TITLE:

53570.000148 CHARLOTTE 178432v4

EXHIBIT D

REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10

53570.000148 CHARLOTTE 178432v4

CURT_ADJ_AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70= REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

53570.000148 CHARLOTTE 178432v4

Execution Vers

REPORTING DATA FOR DEFAULTED LOANS

Standard File Layout – Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR		
LOAN_NBR	A unique identifier assigned to each loan by the originator.		
CLIENT_NBR	Servicer Client Number		
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.		
BORROWER_FIRST_NAME	First Name of the Borrower.		
BORROWER_LAST_NAME	Last name of the borrower.		
PROP_ADDRESS	Street Name and Number of Property		
PROP_STATE	The state where the property located.		
PROP_ZIP	Zip code where the property is located.		
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)		
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.		
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.		
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;		
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

53570.000148 CHARLOTTE 178432v4

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.		
PROP_CONDITION_CODE	A code that indicates the condition of the property.		
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2	
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2	
If applicable:			
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan		
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.		
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs

53570.000148 CHARLOTTE 178432v4

($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

53570.000148 CHARLOTTE 178432v4

Exhibit 2: Standard File Codes – Delinquency Reporting

The **Loss Mit Type** field should show the approved Loss Mitigation Code as follows:

- ASUM-Approved Assumption
- BAP-Borrower Assistance Program
- CO-Charge Off
- DIL-Deed-in-Lieu
- FFA-Formal Forbearance Agreement
- MOD-Loan Modification
- PRE-Pre-Sale
- SS-Short Sale
- MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consiste with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Farg Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The **Occupant Code** field should show the current status of the property code as follows:

- Mortgagor
- Tenant
- Unknown
- Vacant

The **Property Condition** field should show the last reported condition of the property as follows:

- Damaged
- Excellent
- Fair
- Gone
- Good
- Poor
- Special Hazard
- Unknown

53570.000148 CHARLOTTE 178432v4

Exhibit 2: Standard File Codes – Delinquency Reporting, *Continued*

The **FNMA Delinquent Reason Code** field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor's family member
004	FNMA-Death of mortgagor's family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

53570.000148 CHARLOTTE 178432v4

Exhibit 2: Standard File Codes – Delinquency Reporting, *Continued*

The **FNMA Delinquent Status Code** field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran's Affairs-No Bid
63	Veteran's Affairs-Refund
64	Veteran's Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

53570.000148 CHARLOTTE 178432v4

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

* For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.
* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)
* Other expenses - copies of corporate advance history showing all payments
* REO repairs > $1500 require explanation
* REO repairs >$3000 require evidence of at least 2 bids.
* Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate
* Unusual or extraordinary items may require further documentation.

4. The total of lines 1 through 12.

Credits:

14-21. Complete as applicable. Required documentation:

EXHIBIT C - Page 7

53570.000148 CHARLOTTE 178432v4

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney
Letter of Proceeds Breakdown.
* Copy of EOB for any MI or gov't guarantee
* All other credits need to be clearly defined on the 332 form

5. The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

6. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

EXHIBIT C - Page 8

53570.000148 CHARLOTTE 178432v4

Calculation of Realized Loss/Gain Form 332

Prepared by: ____________________ Date: ________________

Phone: _________________________ Email Address:________________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No.______________________________

Borrower's Name: ____

Property Address: ____

Liquidation Type: REO Sale 3rd Party Sale Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown Yes No

If "Yes", provide deficiency or cramdown amount ________________________________

Liquidation and Acquisition Expenses:

(1) Actual Unpaid Principal Balance of Mortgage Loan $ _______________
(1)

(2) Interest accrued at Net Rate ________________
(2)

(3) Accrued Servicing Fees ________________ (3)

(4) Attorney's Fees ________________ (4)

(5) Taxes (see page 2) ________________ (5)

(6) Property Maintenance ________________ (6)

(7) MI/Hazard Insurance Premiums (see page 2) ________________ (7)

(8) Utility Expenses ________________ (8)

(9) Appraisal/BPO ________________ (9)

(10) Property Inspections ________________ (10)

(11) FC Costs/Other Legal Expenses ________________ (11)

(12) Other (itemize) ________________ (12)

Cash for Keys__________________________ ________________ (12)

HOA/Condo Fees_______________________ ________________ (12)

______________________________________ ________________ (12)

EXHIBIT C - Page 9

53570.000148 CHARLOTTE 178432v4

Total Expenses	$ __________	(13)
Credits:			
(14)	Escrow Balance	$ __________	(14)
(15)	HIP Refund	__________	(15)
(16)	Rental Receipts	__________	(16)
(17)	Hazard Loss Proceeds	__________	(17)
(18)	Primary Mortgage Insurance / Gov't Insurance HUD Part A	__________	(18a)
(18b)	HUD Part B	__________	
(19)	Pool Insurance Proceeds	__________	(19)
(20)	Proceeds from Sale of Acquired Property	__________	(20)
(21)	Other (itemize)	__________	(21)
	____________________	__________	(21)
	Total Credits	$__________	(22)
Total Realized Loss (or Amount of Gain)		$__________	(23)

EXHIBIT C - Page 10

53570.000148 CHARLOTTE 178432v4

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT C - Page 11

53570.000148 CHARLOTTE 178432v4